UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                        ☒
Filed by a Party other than the Registrant        ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

CKE Restaurants, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

May 9, 2008

Dear Stockholders:

     We are pleased to invite you to attend the 2008 Annual Meeting of Stockholders of CKE Restaurants, Inc. to be held on Thursday, June 19, 2008 at 10:00 a.m., local time, at the Fess Parker DoubleTree Resort located at 633 East Cabrillo Boulevard, Santa Barbara, California 93103.

     You may have noticed significant changes in the way we are providing proxy materials to our stockholders in connection with our Annual Meeting. This is because we have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s new “notice and access” rules. The new rules allow us to make our stockholders aware of the availability of our proxy materials by sending a Notice of Internet Availability of Proxy Materials, which provides instructions for how to access the full set of proxy materials through the Internet or make a request to have printed proxy materials delivered by mail. We believe compliance with the new rules will allow us to provide our stockholders with the materials they need to make informed decisions, while lowering the costs of printing and delivering those materials and significantly reducing the environmental impact of our Annual Meeting.

     Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible using one of the voting methods we have provided to you. You may vote over the Internet or, if you requested to receive printed proxy materials, by telephone or by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice you received in the mail.

     Also, please let us know if you plan to attend our Annual Meeting when you vote by telephone or over the Internet by indicating your plans when prompted or, if you requested to receive printed proxy materials, by marking the appropriate box on the enclosed proxy card.

     Thank you for your ongoing support of CKE Restaurants, Inc. We look forward to seeing you at our Annual Meeting.

Sincerely,

Andrew F. Puzder
President and Chief Executive Officer

COMPENSATION DISCUSSION AND ANALYSIS	19

Current Compensation Philosophy and Objectives	19
Targeted Overall Compensation	21
Salary	23
Annual Bonus	23
Equity Incentives	27
Perquisites	30
Retirement Benefits	31
Severance Benefits/Change In Control	31
Employee Stock Purchase Plan	32
Deferred Compensation Plan	33
Employment Agreements	33
Tax and Accounting Considerations	37

REPORT OF THE COMPENSATION COMMITTEE	38

SUMMARY COMPENSATION TABLE	39

ALL OTHER COMPENSATION TABLE	40

PERQUISITES TABLE	40

GRANTS OF PLAN-BASED AWARDS TABLE	41

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE	42

OPTION EXERCISES AND STOCK VESTED TABLE	44

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	45

DIRECTOR COMPENSATION	48

TRANSACTIONS WITH OFFICERS AND DIRECTORS	50

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM	55

Fees Paid to Independent Registered Public Accounting Firm	55
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
of Independent Registered Public Accounting Firm	55
Registered Public Accounting Firm Independence	56

REPORT OF THE AUDIT COMMITTEE	57

OTHER MATTERS	59

Other Business	59

FUTURE STOCKHOLDER PROPOSALS	59

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on
Communicating with Non-Management Directors	59

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT ON FORM 10-K	60

DRIVING DIRECTIONS TO THE ANNUAL MEETING	61

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., local time, on Thursday, June 19, 2008.

Place	Fess Parker DoubleTree Resort
633 East Cabrillo Boulevard
Santa Barbara, California 93103

Items of Business	(1) To elect four members of the Board of Directors for terms expiring in 2011.
(2) To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 26, 2009.
(3) To transact such other business as may properly come before the Annual Meeting.

The Board of Directors recommends that you vote FOR each of the above proposals.

Record Date	You can vote if you are a stockholder of record as of the close of business on April 24, 2008.

Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “How to Vote” in this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By order of the Board of Directors, Andrew F. Puzder President and Chief Executive Officer

Approximate Date of Mailing of Notice of Internet Availability of Proxy Materials: May 9, 2008

CKE RESTAURANTS, INC.
6307 Carpinteria Avenue, Suite A
Carpinteria, California 93013
_______________________

PROXY STATEMENT

Annual Meeting of Stockholders
June 19, 2008
__________________________

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of CKE Restaurants, Inc., a Delaware corporation (“CKE,” the “Company,” “we,” or “us”), for use at the Annual Meeting of Stockholders to be held at the Fess Parker DoubleTree Resort located at 633 East Cabrillo Boulevard, Santa Barbara, California 93103 on Thursday, June 19, 2008, at 10:00 a.m. local time (the “Annual Meeting” or the “Meeting”), and at any postponements or adjournments thereof. Stockholders will be admitted beginning at 9:30 a.m. local time.

GENERAL INFORMATION

Solicitation of Proxies

     At the Annual Meeting, the stockholders of CKE will be asked to (1) vote upon the election of four directors for terms expiring in 2011, (2) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 26, 2009, and (3) act upon such other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     CKE’s Board of Directors is asking for your proxy for use at the Annual Meeting. All shares of CKE common stock represented by any properly executed proxy that is not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are marked on a properly executed proxy, the shares represented thereby will be voted FOR the election of each of the four director nominees listed below and FOR the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 26, 2009. Although management does not know of any other matter to be acted upon at the Annual Meeting, shares represented by valid proxies will be voted by the persons named on the proxy card in accordance with their best judgment with respect to any other matters that may properly come before the Annual Meeting. A stockholder giving a proxy may revoke his or her proxy in the manner described below.

Annual Meeting Admission

     You are entitled to attend the Annual Meeting only if you were a CKE stockholder as of the close of business on April 24, 2008 (the “Record Date”), or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, or similar evidence of ownership.

     If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting. For security reasons, you and your bags may be subject to search prior to your admittance to the Meeting.

     Please let us know if you plan to attend the Meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

     The Annual Meeting will begin promptly at 10:00 a.m. local time. Check-in will begin at 9:30 a.m. local time, and you should allow ample time for the check-in procedures.

Stockholders Entitled to Vote

     Holders of CKE common stock at the close of business on the Record Date are entitled to receive this Proxy Statement and to vote their shares at the Annual Meeting. As of the Record Date, there were 52,367,070 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

Revocation of Proxies

     Proxies may be revoked at any time before they are exercised by:

(1) written notice to the Secretary of the Company;

(2) timely delivery of a valid, later-dated proxy; or

(3) voting by ballot at the Annual Meeting.

     However, attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

Important Notice Regarding the Availability of Proxy Materials

     Under rules recently issued by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On May 9, 2008, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report, each of which are available at www.ProxyVote.com. The Notice also instructs our stockholders how to vote their shares through the Internet.

     This new process is designed to expedite our stockholders’ receipt of our proxy materials, lower the cost of our Annual Meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Availability of Certain Other Documents

     Charters for our Audit, Compensation and Nominating & Corporate Governance Committees, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics and Code of Ethics for our Chief Executive Officer and Senior Financial Officers are available at www.ckr.com under “Corporate Governance,” and a copy of the foregoing will be made available in print, without charge, to any stockholder upon request.

Cost of Proxy Solicitation

     The cost of solicitation of proxies on the enclosed proxy card will be paid by CKE. In addition, following the mailing of the Notice, directors, officers and regular employees of CKE may solicit proxies by mail, telephone, email or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of CKE common stock of record will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by CKE for their charges and expenses in connection therewith. In addition, CKE may use the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies if management determines that it is advisable to do so.

HOW TO VOTE

     Your vote is important. Stockholders of record can vote by telephone, by Internet or by mail as described below. If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which voting options are available to you.

Vote by Internet

     You can vote by proxy over the Internet by following the instructions provided in the Notice. If you hold shares beneficially in street name, you may vote by proxy over the Internet by following the instructions provided in the Notice or the proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 18, 2008 (June 14, 2008, if you hold your shares through CKE’s Employee Stock Purchase Plan) by visiting www.proxyvote.com and following the instructions. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Notice. If you vote by Internet you do not need to return your proxy card.

Vote by Telephone

     If you requested to receive printed proxy materials, you can vote by telephone pursuant to the instructions provided on the proxy card. If you hold shares beneficially in street name and requested to receive printed proxy materials, you can vote by telephone by following the voting instruction card provided to you by your broker, bank, trustee or nominee. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 18, 2008 (June 14, 2008, if you

hold your shares through CKE’s Employee Stock Purchase Plan). If you vote by telephone you do not need to return your proxy card.

Vote by Mail

     If you requested to receive printed proxy materials, you can vote by mail pursuant to the instructions provided on the proxy card. If you hold shares beneficially in street name and requested to receive printed proxy materials, you can vote by mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee. In order to be effective, completed proxy cards must be received by 9:30 a.m. Pacific Time on June 19, 2008 (June 14, 2008, if you hold your shares through CKE’s Employee Stock Purchase Plan). If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the business reply envelope provided with this Proxy Statement.

Vote at the Annual Meeting

     The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Vote on Other Matters

     If other matters are properly presented at the Annual Meeting for consideration, the persons named on the proxy card will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matters to be raised at the Annual Meeting.

Required Vote

     Quorum. The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting (whether present in person or represented by proxy) is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. On all matters to come before the Meeting, each holder of common stock will be entitled to one vote per share, except that voting for directors may be cumulative.

     Election of Directors. In 2006, the Board adopted a majority voting standard for uncontested director elections. This means that each director in an uncontested election shall be elected by a “majority of the votes cast” by the shares entitled to vote on the election of directors. A “majority of the votes cast” means that the number of votes “for” a nominee for director must exceed fifty percent of the votes cast. Votes “against” a nominee for director will count as votes cast, but “abstentions” will not count as votes cast. In a contested election, directors shall be elected by a plurality of the votes cast by the shares entitled to vote on the election of directors. In the election of directors, holders of common stock are entitled to as many votes equal to the number of votes that he or she would be entitled to cast (but for the cumulative voting provision) multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he or she may see fit.

     Ratification of the Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast for or against the matter by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. An abstention from voting on this matter will be treated as “present” for quorum purposes. However, since an abstention is not treated as a “vote” for or against the matter, it will have no effect on the outcome of the vote.

     Broker Authority to Vote. Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange (the “NYSE”), a member broker who holds shares in street name for customers has the authority to vote on certain items if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. The NYSE rules permit member brokers who do not receive instructions to vote on the election of directors and the proposal to ratify the appointment of our independent registered public accounting firm.

PROPOSAL 1 — ELECTION OF DIRECTORS

Introduction

     The Board of Directors of CKE is divided into three classes. Each class serves for a period of three years, with the terms of office of the respective classes expiring in successive years. The foregoing notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed.

Annual Meeting

     The class of directors whose term expires as of the date of the Meeting consists of Mr. Churm, Mr. Lane, Mr. Puzder and Ms. Kerr, and the proxies solicited hereby are intended to be voted for these nominees. Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the accompanying proxy card to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many of the Board’s nominees as possible. All of the nominees currently are members of the Board of Directors, and all of the nominees have been recommended and nominated for election by our Nominating & Corporate Governance Committee and approved by the Board of Directors. The persons named in the proxy will have discretionary authority to vote for others if any nominee becomes unable or unwilling to serve prior to the Meeting. To the knowledge of CKE, all nominees are and will be able to serve.

     We encourage our directors to attend the Annual Meeting and believe that attendance at the Annual Meeting is just as important as attendance at meetings of the Board of Directors. All of our directors attended last year’s Annual Meeting.

     The Board of Directors has proposed the following nominees for election at the Annual Meeting as directors with terms expiring in 2011:

Peter Churm
Janet E. Kerr
Daniel D. (Ron) Lane
Andrew F. Puzder

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

     The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

NOMINEES FOR ELECTION OF DIRECTOR WITH TERMS CONTINUING UNTIL 2011

Name and Age as of the		Position, Principal Occupation, Business Experience and
June 19, 2008 Annual Meeting		Directorships
Peter Churm	82

Mr. Churm has served as a director since 1979. Mr. Churm was Chairman of the Board of Furon Company from May 1980 through February 1992 and was President of that company for more than 16 years. From February 1992 until November 1999, Mr. Churm served as Furon Company’s Chairman Emeritus as well as a member of its Board of Directors.

Janet E. Kerr	53

Professor Kerr was appointed to the Board of Directors on April 5, 2004. Professor Kerr is currently a professor of law and the Executive Director of the Geoffrey H. Palmer Center for Entrepreneurship and the Law at Pepperdine University School of Law in Malibu, California. Professor Kerr has served as a consultant to various companies on Sarbanes-Oxley Act compliance and corporate governance. She is currently a member of the Board of Directors of Larta, formerly known as the Southern California Regional Technology Alliance, has founded several technology companies and is a well-known author in the areas of securities, corporate law and corporate governance, having published several articles and a book on the subjects. Professor Kerr was a co-founder of X-Labs, a technology company co-founded with HRL Laboratories.

Daniel D. (Ron) Lane	73

Mr. Lane has served as a director since 1993. Since February 1983, he has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc. Mr. Lane is also a director of Fidelity National Financial, Inc. (“FNF”) and Fidelity National Information Services, Inc.

Andrew F. Puzder	57

Mr. Puzder was appointed to the Board of Directors in May 2001. Mr. Puzder became Chief Executive Officer and President of CKE in September 2000. From February 1997 to September 2000, he served as Executive Vice President, General Counsel and Secretary of CKE. Mr. Puzder was also Executive Vice President of FNF from January 1995 to June 2000. Mr. Puzder was a partner in the Costa Mesa, California law firm of Lewis, D’Amato, Brisbois & Bisgaard from September 1991 to March 1994, and a shareholder in the Newport Beach, California law firm of Stradling Yocca Carlson & Rauth from March 1994 until joining FNF in 1995.

DIRECTORS CONTINUING IN OFFICE UNTIL 2009

Name and Age as of the		Position, Principal Occupation, Business Experience and
June 19, 2008 Annual Meeting		Directorships
Carl L. Karcher	59

Mr. Karcher has served as a director since 1992. Mr. Karcher is the President of CLK, Inc., a Carl’s Jr. franchisee. Mr. Karcher has been a Carl’s Jr. franchisee since May 1985. For more than 17 years prior to that time, Mr. Karcher was employed by CKE in several capacities, including Vice President, Manufacturing and Distribution. Carl L. Karcher is the son of the late Carl N. Karcher, our founder.

Jerold H. Rubinstein	69

Mr. Rubinstein has served as a director since 2006. Mr. Rubinstein is Chairman of US Global Investors, Inc., a mutual fund advisory company. Mr. Rubinstein has started and sold many companies over the years including Bel Air Savings and Loan and DMX, a cable and satellite music distribution company. Most recently Mr. Rubinstein was Managing Partner in Music Imaging & Media Imaging International. Mr. Rubinstein started and sold XTRA Music Ltd., a satellite and cable music distribution company in Europe. Mr. Rubinstein is both a CPA and attorney.

Daniel E. Ponder, Jr.	53

Mr. Ponder has served as a director since April 2001. He is currently the President and Chairman of the Board of Ponder Enterprises, Inc., a franchisee of Hardee’s restaurants. He has been a Hardee’s franchisee for over 21 years. Mr. Ponder served in the Georgia legislature until January 2001. Mr. Ponder was the 2003 recipient of the John F. Kennedy Profile in Courage Award.

DIRECTORS CONTINUING IN OFFICE UNTIL 2010

Name and Age as of the		Position, Principal Occupation, Business Experience and
June 19, 2008 Annual Meeting		Directorships
Byron Allumbaugh	76

Mr. Allumbaugh has served as a director since 1996, and was appointed Chairman of the Board on July 19, 2005. Mr. Allumbaugh retired as Chairman of the Board of Ralphs Grocery Company on January 31, 1997, where he held numerous management positions from 1958, serving as Chief Executive Officer from 1976 to 1995 and Chairman of the Board from 1995 until his retirement. Currently a self-employed business consultant, Mr. Allumbaugh is also a past member of the Boards of Directors of the Automobile Club of Southern California and The Pantry, Inc.

Frank P. Willey	54	Mr. Willey has served as a director since 1994. He also serves as a director and Vice Chairman of FNF since February 1984, and

Name and Age as of the		Position, Principal Occupation, Business Experience and
June 19, 2008 Annual Meeting		Directorships
		served as General Counsel of FNF from 1984 to January 1995, as well as its President from 1995 until March 2000.

Matthew Goldfarb	36

Mr. Goldfarb has served as a director since 2006. Mr. Goldfarb has been a Director of GSO Capital Partners since January 2007. Prior to joining GSO Capital, Mr. Goldfarb had been a Director and Senior Investment Analyst at Pirate Capital LLC for approximately two years, and prior thereto was counsel at Icahn Associates Corp., an investment firm, from July 2000 to January 2005. Prior to that, Mr. Goldfarb was associated with the law firm of Schulte Roth & Zabel LLP.

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name and Age as of the		Position, Principal Occupation, Business Experience and
June 19, 2008 Annual Meeting		Directorships
E. Michael Murphy	56

Mr. Murphy became Executive Vice President, General Counsel and Secretary of CKE in February 2001, after serving as Senior Vice President of the Company and Senior Vice President, General Counsel of Hardee’s Food Systems, Inc. from July 1998. He was also named Chief Administrative Officer of the Company in August 2006. For the ten years prior to 1998, Mr. Murphy was a partner of The Stolar Partnership law firm in St. Louis, Missouri.

Theodore Abajian	44

Mr. Abajian was appointed Executive Vice President and Chief Financial Officer of the Company in May 2003. From March 2002 to May 2003, he served as Executive Vice President, Chief Administrative Officer. From November 2000 to March 2002, Mr. Abajian served as President and Chief Executive Officer of Santa Barbara Restaurant Group, and as its Executive Vice President and Chief Financial Officer from May 1998. In addition, from January 2000 to October 2000, Mr. Abajian held the position of Senior Vice President and Chief Financial Officer for Checkers Drive-In Restaurants, Inc. (“Checkers”), and served as the Chief Financial Officer of Star Buffet, Inc. from July 1997 to May 1998. Mr. Abajian also served as a director of Stacey’s Buffet, Inc. from October 1997 to February 1998, and was Vice President and Controller of Summit Family Restaurants, Inc. from 1994 to 1998.

Bradford R. Haley	50

Mr. Haley was appointed Executive Vice President, Marketing for Hardee’s Food Systems, Inc. in September 2000. He also assumed responsibility for Carl’s Jr. marketing in January 2004. Prior to joining Hardee’s Food Systems, Inc., Mr. Haley worked as Chief Marketing Officer for Church’s Chicken. From 1992 to 1999, Mr. Haley served as Corporate Vice President of Marketing Communications for Jack in the Box Inc.

Richard E. Fortman	58

Mr. Fortman was appointed Executive Vice President, Operations-Carl's Jr. in September 2000. Prior to that, Mr. Fortman served as Area Vice President of Hardee's from April of 1998 to September of 2000. From January of 1997 to April of 1998, he served as President and Chief Operating Officer of Checkers and Rally's Hamburgers, Inc. Mr. Fortman began working for Carl's Jr. in 1969 and has held various management positions over the years.

OWNERSHIP OF THE COMPANY’S SECURITIES

Principal Stockholders

     The following table sets forth certain information regarding persons or entities, other than directors and Named Executive Officers (defined below), known to the Company to be the beneficial owner of more than 5% of the Company’s common stock.

	Number of
Stockholder	Shares Held(1)	Percentage(2)
Richard H. Pickup(3)	4,701,800	9.0%
2321 Alcova Ridge Drive
Las Vegas, NV 89134

Capital Research Global Investors(4)	3,550,000	6.8%
333 South Hope Street
Los Angeles, CA 90071
____________________
(1)	All share amounts are based upon the most recent SEC filings available.
(2)	Calculated based on 52,367,070 shares of CKE common stock outstanding on April 24, 2008.
(3)

The information relating to this stockholder was obtained from the Schedule 13D/A filed on February 13, 2008 by Dito Devcar Corporation; Dito Caree, LP; the Pickup Family Trust; Plus Four Equity Partners, LP; TD Investments LLC; CRUT II; Richard H. Pickup; Dito Devcar, LP; TB Fund LLC; and Alcova Ridge LP (collectively, the “Reporting Entities”) who are collectively the record holders of the shares. Each of the Reporting Entities is directly or indirectly controlled by or operated for the benefit of Richard H. Pickup.

(4)

The information relating to this stockholder was obtained from the Schedule 13G filed on February 13, 2008 by Capital Research Global Investors (“CRGI”). CRGI is a division of Capital Research and Management Company, which manages assets through two investment divisions, CRGI and Capital World Investors.

Security Ownership of Directors and Named Executive Officers

     The following table sets forth certain information regarding beneficial ownership of CKE’s common stock as of April 24, 2008, by (i) each director of CKE, (ii) CKE’s Principal Executive Officer, Principal Financial Officer and each of its other most highly compensated executives (collectively, the “Named Executive Officers”), and (iii) all directors and Named Executive Officers of CKE as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power.

	Shares Beneficially Owned
			Common Stock	Total Share	Percentage of
Name	Common Stock		Equivalents(1)	Ownership	All Shares (2)
Directors:
Daniel D. (Ron) Lane	878,676	(3)	55,000	933,676	1.8%
Byron Allumbaugh	121,285	(4)	173,334	294,619	*
Peter Churm	64,265	(5)	150,000	214,265	*
Carl L. Karcher	833,846	(6)	70,000	903,846	1.7%
Daniel E. Ponder, Jr.	50,865		40,000	90,865	*
Frank P. Willey	400,204		58,334	458,538	*
Andrew F. Puzder, Principal Executive Officer	1,081,048	(7)	965,289	2,046,337	3.9%
Janet E. Kerr	32,333		20,000	52,333	*
Matthew Goldfarb	38,803		8,334	47,137	*
Jerold H. Rubinstein	30,000		3,000	33,000	*
Executive Officers:
E. Michael Murphy	164,152		250,460	414,612	*
Theodore Abajian, Principal Financial Officer	227,050		237,717	464,767	*
Bradford R. Haley	31,887		113,334	145,221	*
Richard E. Fortman	16,187		95,334	111,521	*
Directors and Named Executive Officers as a Group (14 persons)	3,970,601		2,240,136	6,210,737	11.9%
____________________
*	Represents less than 1% of the Company’s common stock.
(1)	“Common Stock Equivalents” include stock options or other convertible securities exercisable within 60 days after April 24, 2008.
(2)	Calculated based on 52,367,070 shares of CKE common stock outstanding on April 24, 2008.
(3)

Including 232,147 share of CKE common stock held indirectly by Mr. Lane through Daniel V., a Nevada corporation of which Mr. Lane is sole shareholder and a director, as well as 175,288 shares of common stock held by a family trust.

(4)	Including 46,285 shares of CKE common stock held indirectly by Mr. Allumbaugh through a family trust.
(5)	Including 23,865 shares of CKE common stock held indirectly by Mr. Churm through a community property trust as well as 400 shares of common stock held by Mr. Churm’s wife.
(6)

Including 648,400 shares of CKE common stock held indirectly by Mr. Karcher through the Carl N. and Margaret M. Karcher Trust, of which Mr. Karcher serves as co-trustee, and 150,446 shares of common stock held by the Carl L. Karcher Family Trust.

(7)	Including 14,070 shares of CKE common stock held indirectly by Mr. Puzder through UTMA accounts owned for the benefit of his children.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires CKE’s executive officers and directors, and persons who own more than 10% of a registered class of CKE’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish CKE with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, CKE believes that, during fiscal year 2008, all filing requirements applicable to its executive officers, directors and greater than 10% stockholders were satisfied, except that Mr. Murphy had one late Form 4 filing.

GOVERNANCE OF THE COMPANY

Corporate Governance Principles

     Pursuant to the Delaware General Corporation Law and the Company’s bylaws, CKE’s business, property and affairs are managed under the direction of the Board of Directors. Thus, the Board of Directors is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders.

     The Board of Directors selects, with input from the Chief Executive Officer, the senior management team, which is charged with the conduct of the Company’s business. Members of the Board of Directors are kept informed of the Company’s business through discussions with the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. Having selected the senior management team, the Board of Directors acts as an advisor and counselor to senior management and monitors their performance.

Meetings of the Board of Directors

     During fiscal year 2008, the Board of Directors met ten times. All of our directors attended 75% or more of all meetings of the Board of Directors in fiscal year 2008.

Director Independence

     The corporate governance listing standards of the NYSE require that we have and maintain a board with at least a majority of “independent” directors. In addition to setting forth the minimum standards for independence, the new NYSE rules require that the Board annually affirmatively determine the independence of each of our directors. Generally, to qualify as independent, a director must not have any direct or indirect material relationship with us. The Board has determined that it would be appropriate to apply a higher standard of independence than the minimum requirements established by the NYSE. Such requirements are set forth in our Corporate Governance Guidelines, a copy of which is available under the section titled “Corporate Governance” on our website at www.ckr.com, and a copy of which will be made available in print, without charge, to any stockholder upon request.

     The Board has determined that a director will not be considered independent if, within a three-year period: (i) a director is or has been an employee, or a member of a director’s immediate family is or has been an executive officer, of the Company; (ii) a director, or a member of a director’s immediate family, receives or has received, more than $75,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (iii) a director is or has been affiliated with or employed by, or a member of director’s immediate family is or has been affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company; (iv) a director, or a member of a director’s immediate family, is or has been employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; (v) a director is or has been an executive officer or an employee, or a member of a director’s immediate family is or has been an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $750,000 or one percent of such other company’s consolidated gross revenues; (vi) a director, or a member of a director’s immediate family, is or has been associated with a charitable organization that receives payments from the Company in an amount which, in any single fiscal year, exceeds the greater of $750,000 or one percent of such charitable organization’s annual gross revenues; and (vii) a director is a principal of a law firm, an investment banking firm, a financial advisory firm or a consulting firm that performs services for the Company, and payments made by the Company to the firm in any single fiscal year exceeds one percent of the firm’s annual gross revenues.

     The Board has determined that the following relationships generally will not be considered to be material relationships that would impair a director’s independence: (i) if a director has any relationship described in items (ii), (v), (vi) and (vii) above where the payments do not exceed the guidelines provided therein; (ii) if a director owns equity securities of the Company, or securities convertible into the equity securities of the Company; (iii) if a director is an executive officer, director or equity owner of another company that owns less than 10% of the equity securities of the Company, or securities convertible into the equity securities of the Company; and (iv) if a director is an executive officer, director or equity owner of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of indebtedness to the other is less than one percent of the total consolidated assets of the other company. For relationships not covered by items (i) through (iv) of this paragraph, the determination of whether the relationship is material or not, and therefore whether a director would be independent or not, shall be made by the entire Board and in accordance with applicable NYSE rules.

     In accordance with the standards set forth in our Corporate Governance Guidelines and in light of NYSE rules on board independence, the Board has reviewed the independence of each of our directors. During the review of the independence of our directors, the Board reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us and our management and employees, including those transactions that are more fully described in this proxy statement under the heading “Transactions with Officers and Directors.” The purpose of this review was to determine the independence of each director and whether such director would be considered an independent director under the NYSE rules.

     As a result of this review, the Board affirmatively determined that six of our ten directors currently are independent under our Corporate Governance Guidelines. These independent directors are Byron Allumbaugh, Peter Churm, Matthew Goldfarb, Janet E. Kerr, Jerold H. Rubinstein and Frank P. Willey.

Introduction to Committees of the Board of Directors

     While it is the general policy of the Company that all major decisions be considered by the Board of Directors, the Board utilizes certain committees to further perform its duties. In accordance with SEC and NYSE rules, CKE’s Board has an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee.

Audit Committee

     The Audit Committee currently consists of Mr. Rubenstein (Chairman), Mr. Willey and Mr. Allumbaugh. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available through our website at www.ckr.com, and a copy of which will be made available in print, without charge, to any stockholder upon request. The primary purposes of our Audit Committee are: (a) to assist the Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm; (b) to decide whether to appoint, retain or terminate the Company’s independent registered public accounting firm and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm; and (c) to prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement. During fiscal year 2008, our Audit Committee met six times.

     The Audit Committee and the Board of Directors have established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit Committee, which is described under “Other Matters — Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors” below. The Board of Directors and the Nominating & Corporate Governance Committee have determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. The Board of Directors has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE. The Board of Directors has determined that Mr. Rubinstein is an “audit committee financial expert” within the meaning of the rules of the SEC. The Report of the Audit Committee is included below.

Compensation Committee

     The Compensation Committee currently consists of Mr. Churm (Chairman), Mr. Rubinstein and Ms. Kerr. Each member of our Compensation Committee is “independent” within the meaning of the rules of the NYSE. The Compensation Committee operates under a written charter adopted by the Board of Directors which is available through our website at www.ckr.com, and a copy of which will be made available in print, without charge, to any stockholder upon request. The primary purposes of our Compensation Committee are: (a) to determine and approve the compensation of our Chief Executive Officer and certain of our other executive officers; (b) to make recommendations to the full Board of Directors regarding our incentive compensation plans and equity-based plans; and (c) to prepare a report on executive compensation required by the rules and regulations of the SEC. During fiscal year 2008, our Compensation Committee met four times. For more information regarding the Compensation Committee, including the Compensation Committee Report on Executive Compensation, please see the Compensation Discussion and Analysis section of this Proxy Statement.

Nominating & Corporate Governance Committee

     Our Nominating & Corporate Governance Committee currently consists of Ms. Kerr (Chairman), Mr. Allumbaugh and Mr. Goldfarb. Each member of our Nominating & Corporate Governance Committee is “independent” within the meaning of the rules of the NYSE. The Nominating & Corporate Governance Committee operates under a written charter adopted by the Board of Directors which is available through our website at www.ckr.com, and a copy of which will be made available in print, without charge, to any stockholder upon request. The primary purposes of our Nominating & Corporate Governance Committee are: (a) to recommend individuals to the

Board of Directors for nomination, election or appointment as members of the Board of Directors and its committees, consistent with the criteria included in our Corporate Governance Guidelines; (b) to oversee the evaluation of the performance of the Board of Directors and our Chief Executive Officer; and (c) to take a leadership role in shaping the corporate governance of the Company, including developing, recommending to the Board of Directors and reviewing on an ongoing basis the corporate governance principles and practices that should apply to the Company. In identifying and recommending nominees for positions on the Board of Directors, the Nominating & Corporate Governance Committee places primary emphasis on the criteria set forth under “Guidelines and Procedures — Selection Criteria” in the Nominating & Corporate Governance Committee Charter, namely: (i) judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a board that is effective, collegial and responsive to the needs of the Company.

     The Nominating & Corporate Governance Committee does not set specific minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. Members of the Nominating & Corporate Governance Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. The Nominating & Corporate Governance Committee may also determine to engage a third-party search firm as and when it deems appropriate to identify potential candidates for its consideration. Once a candidate is identified whom the Nominating & Corporate Governance Committee wants to seriously consider and move toward nomination, a member of the Nominating & Corporate Governance Committee enters into a discussion with that nominee. The Nominating & Corporate Governance Committee will consider nominees recommended by stockholders. The policy adopted by the Nominating & Corporate Governance Committee provides that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for director for consideration by the Nominating & Corporate Governance Committee for election at our Annual Meeting of Stockholders to be held in 2009 may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our Bylaws in accordance with the procedures for submitting stockholder recommendations explained below under “Future Stockholder Proposals.” During fiscal year 2008, our Nominating & Corporate Governance Committee met six times.

     In addition, under our new majority voting standard for uncontested director elections, if an incumbent director fails to be elected, the Nominating & Corporate Governance Committee is responsible for making a recommendation to the Board about whether to accept the director’s resignation offer. In determining whether or not to recommend that the Board accept the resignation offer, the Nominating & Corporate Governance Committee will consider all factors that it believes are in CKE’s best interests.

Non-Management Directors

     The Board of Directors has adopted a policy of regularly scheduled executive sessions where non-management directors will meet independent of management, including at least one executive session per year which will include only the independent non-management directors. The presiding director at the executive sessions will be elected by the vote of the independent non-management directors at each such executive session.

     Stockholders of the Company may communicate their concerns to the non-management directors in accordance with the procedures described on the Company website at www.ckr.com.

Committee Membership & Meetings

     The table below provides membership and meeting information for each of the Board committees as of the last day of fiscal year 2008, which was January 28, 2008.

Name of Committee
Nominating & Corporate
Name	Audit	Compensation	Governance
Byron Allumbaugh	X		X
Peter Churm		X*
Matthew Goldfarb			X
Carl. L. Karcher
Janet E. Kerr		X	X*
Daniel D. (Ron) Lane
Daniel E. Ponder, Jr.
Andrew F. Puzder
Jerold H. Rubinstein	X*	X
Frank P. Willey	X
Meetings	6	4	6
____________________
* Chairman

COMPENSATION DISCUSSION AND ANALYSIS

Current Compensation Philosophy and Objectives

     The Company’s current compensation philosophy is the result of an evolutionary process that began in fiscal year 2001 (which ended in January 2001). During the Company’s fiscal year 2001, the Company was becoming financially and operationally challenged. The Company had $618,322,000 of borrowed debt outstanding at the end of its second fiscal quarter (excluding capital leases), a declining Adjusted EBITDA (as calculated for its senior lenders) and a low stock price of $1.96 on October 18, 2000. The Company also suspended its dividend payments during this fiscal year. With the Company operations in a state of decline, and with substantial losses and a decreasing cash flow from operations, the Company was fighting for its survival.

     Also during fiscal year 2001, the Company’s then Chief Executive Officer resigned. After due deliberation, in September 2000, the Board turned to Andrew F. Puzder. At that time, Mr. Puzder was the General Counsel and Secretary of the Company, and he had just recently (June 2000) been appointed the President and Chief Executive Officer of Hardee’s, a subsidiary of the Company, to deal with its operational challenges. Even though Mr. Puzder had neither significant quick service restaurant (“QSR”) operating experience, nor significant experience as a corporate “turnaround” specialist at that time, the Board nevertheless felt that the Company was in need of his strong leadership, and his administrative and legal skills.

     Mr. Puzder, as Chief Executive Officer, proceeded to assemble the executive team that he felt was necessary to tackle the challenges facing the Company. In this regard, with Board direction and approval, he immediately selected E. Michael Murphy, who was then employed by the Company as Hardee’s General Counsel, to be Executive Vice President and General Counsel (and essentially the number two officer). Mr. Puzder then began searching for the right Chief Financial Officer. In fiscal year 2004, Mr. Puzder determined, with Board direction and approval, that Mr. Theodore Abajian, who had experience as both a financial executive and a chief executive officer of a public QSR company, was the right person for this position. As a result, Messrs. Puzder, Murphy and Abajian became, and currently are, the top three executive officers of the Company. As described in the Company’s prior proxy statements, each of these individuals was given an employment agreement, which detailed the terms of his respective employment arrangements.

     The Board also felt that separate executives should be made responsible for the operations conducted by each of the Company’s two primary brands, Carl’s Jr. and Hardee’s, and a third executive responsible for marketing all of the Company’s brands. In January 2004, because of a competitive labor market, the Board desired to provide stability to each of these positions. Accordingly, the Company extended to each of the persons who had been successfully performing these duties, Richard E. Fortman (Carl’s Jr.), Noah J. Griggs, Jr. (Hardee’s) and Bradford R. Haley (Marketing), an employment agreement, which detailed the terms of his respective employment arrangements.

     During fiscal year 2008, the Company determined that its training program required strengthening to support both Company and franchise growth domestically and internationally. On June 11, 2007, the Company moved Mr. Griggs to Executive Vice President and Director of Training. In this capacity, Mr. Griggs took charge of the training activities for all of the Company’s brands. Except for the changes to Mr. Griggs’s title and duties, his employment agreement remained in effect in accordance with its terms.

     Messrs. Fortman, Haley and Griggs report directly to Mr. Puzder, and, collectively, they are the Company’s next three highest paid executives for fiscal year 2008.

     The compensation for these six officers was, in large part, provided for in their respective Employment Agreements, and as detailed in prior proxy statements. This compensation was, generally, based on the experience of and performance by these individuals, and dictated by the facts and circumstances of the Company and its performance at the time. Fiscal year 2006, however, became a year of planned positive change.

     When Mr. Puzder first assumed the position of Chief Executive Officer in September 2000, the Company was viewed as a highly troubled and vulnerable “turnaround” situation. This continued to be the case through fiscal year 2005, even though the Company had made important progress in reducing its debt and improving sales at both brands, including repositioning Hardee’s to the verge of profitability. However, the Company believed, and its investment banker supported this belief, that fiscal year 2006 was the breakout year. It was believed that, by the end of fiscal year 2006, the Company had successfully completed its turnaround.

     For fiscal year 2006, the Company had (i) a net income of $181,139,000, (ii) an Adjusted EBITDA (as calculated for the Company’s senior lenders) of $152,635,000, (iii) an average unit volume of $1,341,000 and $874,000 for the Company operated Carl’s Jr. and Hardee’s restaurants, respectively, (iv) average annual same-store sales increases for the preceding three years of 4.3% and 3.1% for Company operated Carl’s Jr. and Hardee’s restaurants, respectively, and (v) substantial decreases in restaurant operating costs from fiscal year 2001. In addition, by the end of fiscal year 2006, the Company had reduced its outstanding borrowed debt (excluding capital leases) by $405,344,000 from the end of the second quarter of fiscal year 2001, and had a stock price of $15.51. As a result, the strategic planning for the Company was switched from “turnaround” to growth, and to enhancement of stockholder value and return of value to stockholders. In this regard, the Company resumed a dividend payment (which as of the date of this Proxy Statement, has resulted in the Company cumulatively paying out $33,760,000 in dividends since this resumption) and adopted a stock repurchase program (which, as of the date of this Proxy Statement, has resulted in the Company investing cumulatively $358,595,000 for the repurchase of Company shares).

     During fiscal year 2006, because of the Company’s success and the performance of its management team, another important challenge to the Company was developing. There became an increased demand for talented executives with a proven track record of success, and, accordingly, the Committee believed that there developed an interest in the Company’s executive team by outside influences and possibly competitors. In part, this demand was driven by the circumstances of the QSR industry and other related sectors and, in part, by the significant increase in private equity firm activity. Whatever the reason for this demand, the Board believed that its executive team was a significant asset of the Company that required protection.

     As a result of the confluence of these developments, in early fiscal year 2007, the Company’s Compensation Committee undertook a thorough analysis of the compensation packages then in place for Messrs. Puzder, Murphy and Abajian. The primary objectives of this analysis were to assess whether the compensation package for each of these executives (i) was effective to retain and incentivize each of these executives, (ii) was an appropriate and fair reward for their prior performance, and (iii) was adequately tied to the interests of the Company’s stockholders. These objectives remain the current primary compensation philosophy of the Compensation Committee.

Targeted Overall Compensation

     As noted in the immediately preceding paragraph, during fiscal year 2007, the Compensation Committee undertook a thorough analysis of the Company’s compensation packages. To assist the Compensation Committee in this analysis, the Committee had engaged the services of J. Richard with J. Richard & Co., an executive compensation consultant and a compensation committee advisor. Mr. Richard is an independent compensation advisor to only the Company’s Compensation Committee. Mr. Richard has not previously performed, and does not currently perform, any other services for the Company or any of its affiliates.

     In connection with the analysis in fiscal year 2007, Mr. Richard selected 12 peer group companies. He then conducted an extensive analysis of their compensation practices, and compared them to the Company’s compensation practices. The 12 companies in this peer study group were Applebee’s International, Inc., Brinker International, Inc., California Pizza Kitchen, Inc., Cheesecake Factory Incorporated, Dominos Pizza, Inc., Jack in the Box Inc., Krispy Kreme Doughnuts, Inc., Outback Steakhouse, Inc., Panera Bread Company, Red Robin Gourmet Burgers, Inc., Ruby Tuesday, Inc. and Wendy’s International, Inc. Mr. Richard also conducted interviews with persons outside the Company who he thought could add valuable insight to the analysis, and he took note of (i) the “remarkable success that has been achieved over the last five years,” with supporting data and evidence, and (ii) the efficiency with which the Company is managed, with each of the top three executive officers performing duties that are, in many companies, performed by two or more persons. Examples of this efficiency were (and continue to be the case currently):

1.	The Company does not have a separate CEO, President and COO, as Mr. Puzder performs all three functions;

2.	Mr. Murphy is not only General Counsel but he also is responsible for the Company’s franchising operations, and he is the Chief Administrative Officer, with human resources and IT reporting to him; and

3.	The Company does not have a separate treasury function, as Mr. Abajian essentially fulfills both the accounting and treasurer duties, together with being responsible for the Company’s Carl’s Jr. food distribution operations and the Company’s firm-wide equipment purchasing and distribution operations.

     After Mr. Richard completed his review, analysis and comparison, he rendered a report entitled “Executive Officer Total Compensation and Equity Participation Review” to the Compensation Committee on August 10, 2006, in which he made certain recommendations regarding the total compensation packages for Messrs. Puzder, Murphy and Abajian. These recommendations were supported by analysis and data.

     The Compensation Committee then began the process of determining what, if any, changes should be made to the Employment Agreements for each of these three executive officers that were in effect at that time. This process included three meetings by the Compensation Committee and several communications between meetings. Also, since it was important to the Committee that the executives feel, at the end of the process, that they were treated fairly, the Committee solicited input from these executives. This input was provided both in writing and verbally when the executives were asked to appear at certain of the Committee meetings. The Committee realized the complexities of comparing total compensation packages with other peer companies, as these total compensation packages varied widely in their amounts, makeup and mix. As a result, by seeking input from the executives, the Committee felt that it could better assess the proper mix of compensation, and the amounts thereof, for these executives. During this process, and as input was received from the executives, further input and advice was also provided by Mr. Richard.

     This process extended over a two-month period, culminating on October 12, 2006, in an amendment being made to the Employment Agreement that the Company had with each of Messrs. Puzder, Murphy and Abajian at that time. The Compensation Committee concluded, in amending these Employment Agreements, that (i) these three executives had earned the right to be in the higher percentiles of compensation within the peer company study group, (ii) their compensation should be a mix between cash and equity, and (iii) a substantial portion of their compensation should be based on performance. The Compensation Committee also noted, as part of its compensation determinations and as part of the Company’s current compensation philosophy, that the Company does not provide any pension or retirement benefits to its executives, thus avoiding any burdensome payments associated with an executive’s retirement. The Committee believes that this also incentivizes the executive to meet the performance criteria to better provide for his retirement years.

     There were a few requests that the executives made that were not included in these amendments, such as a tax gross-up and additional change-in-control benefits; however, the Committee did not believe that these were appropriate at that time. Even though these requests were not accepted, the Committee believed that the Company’s total compensation packages for these three executives would now achieve its objectives of retaining, rewarding and incentivizing them, and, at the same time, better aligning their interests to those of the Company’s stockholders. The details and outcome of this process are described under the appropriate headings below.

     With respect to the compensation packages for Messrs. Fortman, Griggs and Haley, the Compensation Committee generally relies on recommendations made by Mr. Puzder. Each of these executives has an Employment Agreement that provides for a base salary and an annual cash bonus to be determined at the discretion of Mr. Puzder. In connection with the completion of each fiscal year, Mr. Puzder reviews and makes recommendations to the Compensation Committee regarding the amount of bonus to each for this fiscal year. At the same time, Mr. Puzder determines if he will recommend to the Committee an equity award for any or all of these executives, and whether there should be any increase in their base salary for the next fiscal year, all of which are completely discretionary. These recommendations are based primarily on Mr. Puzder’s assessment of the individual performances of each of these executives for this fiscal year, the compensation report by Mr. Richard, and the competitive nature of the executive labor environment. Specific aspects of performance heavily weighted by Mr. Puzder for all three executives are (i) improvement in same-store sales, (ii) increase in the average unit volume of the Company operated restaurants, (iii) decrease in operating expenses, and (iv) comparison to the performance of the Company’s competitors. Also, Mr. Puzder takes into account the efficiency of Mr. Haley, who is responsible for the marketing of both Carl’s Jr. and Hardee’s brands, roles previously performed by two persons. Mr. Puzder’s philosophy and objectives in reviewing the compensation packages for each of these executives is consistent with the Compensation Committee’s philosophy and objectives expressed above under the heading “Current Compensation Philosophy and Objectives.” Because of the discretionary elements of the compensation packages for Messrs. Haley, Fortman and Griggs, which two of the three will be included as a Named Executive Officer may vary from year to year. For fiscal year 2008, Messrs. Haley and Fortman are the other two Named Executive Officers.

Salary

     A substantial portion of the total compensation for Messrs. Puzder, Murphy and Abajian is based upon performance as described under the following headings. However, the Compensation Committee realized that it was important that the total compensation package provide for a reasonable base salary for its executive officers in the event that the criteria necessary to earn the performance rewards are not met.

     During the past several years, the Compensation Committee has been gradually increasing the base salaries of Messrs. Puzder, Murphy and Abajian, and their respective percentile within the peer company study group, commensurate with their performance and the success of the Company. At the beginning of fiscal year 2008, the Committee asked Mr. Richard for his recommendation regarding the current base salaries for these executives. Mr. Richard analyzed (i) the available salary information for the peer company study group, (ii) the scope of responsibilities and duties performed by these executives and (iii) their respective performances. Based on this analysis, Mr. Richard recommended an increase for each of Messrs. Puzder, Murphy and Abajian within a percentage range of his then current base salary.

     The Compensation Committee reviewed Mr. Richard’s recommendations and the supporting analysis. The Compensation Committee also graded the performance by these executives for fiscal year 2007 as outstanding, and concluded that they manage the Company with extreme efficiency, each performing multiple functions of management. As a result, the Committee determined that these executives earned an increase to their base salaries at the higher end of the recommendation. Accordingly, effective as of the commencement of fiscal year 2008, the base salary of each of Messrs. Puzder, Murphy and Abajian was increased as follows:

Executive:	From:	To:
Mr. Puzder	$1,000,000	$1,070,000
Mr. Murphy	525,000	561,750
Mr. Abajian	425,000	454,750

     With respect to Messrs. Haley and Fortman, at the conclusion of fiscal year 2007, Mr. Puzder assessed the criteria set forth above under the heading “Targeted Overall Compensation” and determined and recommended to the Compensation Committee that the base salaries of Messrs. Haley and Fortman be increased by $40,002 (to $350,000) and $20,000 (to $320,000), respectively, per annum. These increases were effective as of the commencement of fiscal year 2008.

Annual Bonus

     The Compensation Committee has believed, and currently believes, that an important element of the executive’s cash compensation should be a cash bonus, but that this bonus should be based on planned performance. The Committee also believes that, if the performance criteria is met, the cash bonus should be meaningful and one that the executive will work hard to earn. Similarly, it should be a bonus that, if it is earned, means that the stockholders are also seeing their value increased.

     Based on these beliefs, effective for fiscal year 2005, the Employment Agreements with each of Messrs. Puzder, Murphy and Abajian were structured to provide for an annual cash bonus based on performance. The performance criteria for each of these executives are the same, as follows:

  For each fiscal year, the Compensation Committee approves, at the beginning of the year, a “target income.” Generally, the “target income” is the “Income before taxes, discontinued operations and the cumulative effect of accounting charge for goodwill” reflected in the annual budget for that fiscal year, as approved by the Board. In developing this annual budget each year, the Board normally expects realistically achievable improvement over the prior year.

  Upon completion of the fiscal year, the “actual income” for the year is compared to the “target income.”

  If the “actual income” has the following percentage relativity to the “target income,” the indicated bonus amount will be earned:
Relativity:	Bonus Amount:
Under 80%	0

Between 80% and 100%	A percentage of base salary on a sliding scale beginning at 50% and sliding to 100%.

Between 100% and 120%	A percentage of base salary on a sliding scale beginning at 100% and sliding to a maximum of 250% of base salary for Mr. Puzder and 200% of base salary for Messrs. Murphy and Abajian.

Greater than 120%	A maximum of 250% of base salary for Mr. Puzder and 200% of base salary for Messrs. Murphy and Abajian.

     As part of the Compensation Committee’s analysis of the compensation packages for each of Messrs. Puzder, Murphy and Abajian that culminated in the amendments to their respective Employment Agreements on October 12, 2006, the Compensation Committee requested that Mr. Richard also include this cash bonus in his analysis of the executives’ compensation packages. Based on Mr. Richard’s analysis, he recommended that there be no change to the bonus formula, or the amount of the bonus to be earned. The Compensation Committee accepted the recommendation of Mr. Richard, and no change was made to the bonus formula, or the amount of bonus that can be earned, when the Employment Agreements were amended on October 12, 2006.

     The Committee felt that this bonus formula has worked effectively since its adoption. Since, under the current Employment Agreement with each of Messrs. Puzder, Murphy and Abajian, this formula expired after fiscal year 2007, the Committee approved, in the amendment on October 12, 2006 to each Employment Agreement, the extension of this bonus formula, and the amount of bonus, through fiscal year 2010.

     Accordingly, this cash bonus formula was in effect for fiscal year 2008. As in prior years, at the commencement of fiscal year 2008, the Board approved a budget for fiscal year 2008, which included the “target income” for the year. Based on the original budget for fiscal year 2008, none of Messrs. Puzder, Murphy or Abajian earned a cash bonus under the bonus formula described above.

     However, each of their Employment Agreements also permits a bonus to be paid based on the discretion of the Board. In this regard, the Compensation Committee and the Board felt that it was important to analyze why the original budgeted “target income” was not met and to also look at other factors to determine if a bonus should be paid to any or all of Messrs. Puzder, Murphy and Abajian.

     During fiscal year 2008, a number of material events occurred which were not anticipated at the time the original target income was approved and which changed the Company structurally. Since these events were not anticipated, they were not factored into the original budget. These events included the following:

  In July of fiscal year 2008, the Company sold its La Salsa brand. The original budget contemplated owning La Salsa for the entire year.

  The Company refranchised 136 Hardee’s restaurants pursuant to a refranchising program the Company announced in April of fiscal year 2008. The original budget contemplated owning these Hardee’s units throughout the fiscal year.

  The Company repurchased $266,640,000 of its common stock during fiscal year 2008. The Company increased its borrowings under its credit facility by $219,404,000 in fiscal year 2008 principally as a result of the share repurchases, thereby increasing interest expense during the fiscal year. The original budget did not contemplate this volume of share repurchases or the attendant interest expense.

The Board approved the sale of La Salsa, the Hardee’s restaurant refranchising and the incurrence of additional debt to repurchase the Company’s shares all as being in the Company’s long-term best interests. Because of these structural changes and the additional events described below, the Compensation Committee and Board believed that the original budget was no longer the sole means by which to measure management’s performance.

     In addition, during fiscal year 2008, it became evident to the Board and the Compensation Committee that certain events had developed that were having adverse consequences on the Company’s operating results. These events were also unforeseeable at the time the Board approved the original budget for fiscal year 2008. It also became evident that these events would adversely affect the ability of Messrs. Puzder, Murphy and Abajian to earn their respective performance bonuses. These events were to persist for the balance of fiscal year 2008. The primary unforeseeable events creating these adverse consequences were the significant increase in commodity costs, the extent of the increase in the minimum wage, and the substantial decline in interest rates resulting in mark-to-market accounting charges which the Company was required to take on the interest rate swap agreements the Company had entered into with respect to certain of its debt.

     In connection with its response to these events, management developed a new financial forecast for the last six months of fiscal year 2008. This forecast reflected management’s efforts in responding to the unforeseeable events that had occurred. In connection with management’s response to these events and around the time of these new financial forecasts, the Compensation Committee, in conjunction with the full Board, began considering whether a discretionary bonus should be paid to Messrs. Puzder, Murphy and Abajian for fiscal year 2008. These considerations continued until the February 28, 2008 Board meeting. At this meeting, in executive session, the independent directors of the Company, including all members of the Compensation Committee, unanimously approved a discretionary bonus to be paid to each of Messrs. Puzder, Murphy and Abajian in an amount equal to 50% of his then base salary, or $535,000 for Mr. Puzder, $280,875 for Mr. Murphy and $227,375 for Mr. Abajian. These bonuses were the smallest bonuses that could be earned by each under his respective Employment Agreement. In approving these bonuses, the Board considered among other things, the following:

  The reasons why the cash bonuses were not earned pursuant to the contract formula were due to these unforeseeable events at the time of the adoption of the original budget, which, had they been foreseeable at the time of the adoption of the original budget, would have been made a part of the original budget.

  These unforeseeable events were either actions management took in the Company’s best interest and with Board approval or circumstances outside management’s control.

  Management did a very good job of responding to and managing these unforeseeable events after their occurrence, thus avoiding a worse performance.

  The management team took a number of actions during the fiscal year that may have negatively impacted the short-term profitability of the Company, but which will materially enhance the profitability of the Company in the long-term.

  Excluding these unforeseeable events, the Company had a strong performance.

  Despite these unforeseeable events, fiscal year 2008 was still, overall, the Company’s second best year out of the last eight years.

  The Company’s performance for the 3rd and 4th fiscal quarters of fiscal year 2008 was substantially better than the forecast management presented to the Board in September for these two fiscal quarters, excluding the unforeseeable mark-to-market interest charges on the interest rate swap agreements.

     The Employment Agreement with each of Messrs. Haley and Fortman provides that his annual cash bonus will be at the discretion of Mr. Puzder. In this regard, Mr. Puzder currently establishes for each fiscal year a “budgeted operating income” for each of Carl’s Jr., Hardee’s and Carl’s Jr. and Hardee’s combined. Upon the completion of the fiscal year, the “actual operating income” of each is compared to the respective “budgeted operating income.” Mr. Fortman’s cash bonus is a percentage of his salary based upon the level of actual performance of the Carl’s Jr. operations for the fiscal year compared to its budgeted performance. The cash bonus for Mr. Haley is a percentage of his salary based upon the level of actual performance of the combined Carl’s Jr. and Hardee’s operations for the fiscal year compared to their combined budgeted performance. If the “actual operating income” is below a specified threshold amount of “budgeted operating income,” there is no bonus. However, if the “actual operating income” exceeds the threshold amount of “budgeted operating income,” the bonus increases as the excess amount increases, to a specified cap. In all events, Mr. Puzder may, in his discretion, adjust the bonus amount, if any, resulting from this formula based upon the other criteria described in this section. Based on the foregoing and Mr. Puzder’s recommendation, for fiscal year 2008, Mr. Haley was paid a discretionary bonus of $100,000 and Mr. Fortman was paid a discretionary bonus of $125,000.

Equity Incentives

     During the first half of fiscal year 2007, outside investment banking advisors suggested to the Compensation Committee that the Company’s executive team may be vulnerable to outside poaching because of their insubstantial equity interest in the Company. Because the executive team had become a very valuable asset of the Company, the Compensation Committee asked Mr. Richard to analyze this threat.

     Mr. Richard undertook, as part of his analysis of the total compensation packages of Messrs. Puzder, Murphy and Abajian that preceded the October 12, 2006 amendments of their respective Employment Agreements, an in-depth review of the retention effectiveness of their equity participation program at that time. In this regard, among other things, Mr. Richard reviewed (i) the historic equity awards to these executives, (ii) the equity programs of the peer company study group, (iii) surveys and research reports regarding compensation trends, (iv) the performance of these executives over the past several fiscal years, and (v) the stockholder value created during the Company’s management by these executives. In addition, Mr. Richard interviewed persons from the financial markets regarding both the marketability of these executives and the impact on equity trends due to the significant activity of private equity funds in the financial markets.

     Based on Mr. Richard’s review and analysis, he concluded that “CKE is highly vulnerable in not providing sufficient retention effectiveness in its long-term incentive/equity participation program. This is occurring at a time when demand for top talent is very high.” Mr. Richard also noted the remarkable success that the Company and this management team have achieved over the past five years, with supporting data and commentary from research analysts.

     Based on this conclusion, Mr. Richard recommended to the Compensation Committee that (i) substantially more equity participation is needed for Messrs. Puzder, Murphy and Abajian, (ii) the form of equity participation should be “full-value shares” in the form of “restricted share” awards, and (iii) substantially all of this participation should be performance based. In this regard, Mr. Richard specifically recommended that 300,000 restricted shares should be awarded to Mr. Puzder in each of fiscal years 2007, 2008, 2009, 2010 and 2011 (for a total of 1,500,000 shares), and 75,000 restricted shares should be awarded to both Mr. Murphy and Mr. Abajian in each of these same fiscal years (for a total of 375,000 shares each). In both cases, Mr. Richard recommended that vesting should be approximately 87% performance based after three years from date of award and 13% time based over four to five years.

     The Compensation Committee then analyzed Mr. Richard’s recommendations in great detail. The Committee, based on its analysis, concluded that the equity participation program for its top three executives needed to be improved in order to achieve its retention objectives. Based on input from the executives, the Compensation Committee also considered a “tax gross-up” and an extension of existing change in control provisions. However, the Committee concluded that it was not appropriate at that time to provide for a “tax gross-up” or any extension of existing change in control provisions.

     The Committee’s primary focus thus became (i) the number of shares to be awarded, (ii) whether the awards should be restricted shares, options, and/or other equity based instruments, (iii) the mix between performance based and time based vesting, (iv) the performance criteria, (v) the vesting periods, and (vi) further restrictions on resale after the restricted shares vested. After further analysis, the Compensation Committee essentially accepted Mr. Richard’s recommendations that

(a) the total number of shares to be awarded over the five year time period should be 300,000 to Mr. Puzder and 75,000 to each of Messrs. Murphy and Abajian, per year, (b) the shares should be restricted shares, with a $0.00 purchase price, and (c) the vesting mix should be 80% to performance based (to provide maximum incentive and to better align the executives’ interests with those of the stockholders) and 20% to time based (a slight variation from Mr. Richard’s recommendation to give added reward for the job heretofore done by the executives). In accepting these recommendations, the Committee believed, subject to changes in circumstances or other unforeseeable developments, that there will be no further equity awards to Messrs. Puzder, Murphy and Abajian through fiscal year 2011.

     The Committee concluded, however, that, even though they are largely a reward, the restricted shares with vesting based on time should, nevertheless, have a retention feature. Accordingly, the award was structured to vest annually over four years, which is one year longer than the vesting schedule that the Company has heretofore been using for time-based vesting.

     For the remaining portion of the restricted shares with vesting based on performance, the Committee reviewed the various options that might be used as performance criteria. After considering several different options, the Committee felt that the Company’s “operating income” would provide the most meaningful means by which performance could be measured. However, the Committee also felt that, in order to better measure performance, there should be excluded from “operating income” (i) gains or losses on the sale of Company operated restaurants, (ii) fees and costs associated with the purchase or sale of equities or the borrowing or reducing of debt, and (iii) expense incurred due to the vesting of the performance shares. The degree of success required to vest performance shares was then thoroughly considered. It was the Committee’s belief that the degree of success had to be realistically achievable to be a true incentive, but not so easily achievable that the incentive was lost. To balance these considerations, the Committee settled upon a formula that, initially, keyed off of the Company’s “operating income” for fiscal year 2006.

     Using fiscal year 2006 as the base year, the Committee determined a “Target Operating Income” for fiscal year 2007, which was a percentage improvement over the “operating income” for fiscal year 2006. Using the “Target Operating Income” for fiscal year 2007, the Committee determined a “Target Operating Income” for fiscal year 2008, which was a percentage improvement over the “Target Operating Income” for fiscal year 2007. This process of using the prior fiscal year’s “Target Operating Income” as the basis for determining the following fiscal year’s “Target Operating Income,” with a percentage improvement thereof, was repeated through fiscal year 2013.

     The percentage improvement referred to in the above paragraph was derived from analyzing the immediately preceding three year operating income history of each of the companies in Mr. Richard’s peer company study group. An average annual increase in operating income for these three years was calculated for each peer company in the study group. These averages were then ranked. The percentage used by the Committee in determining the percentage improvement of the year over year “Target Operating Income” was in approximately the 65th percentile.

     To meet the Compensation Committee’s objectives, Mr. Richard had recommended that the performance shares should cliff vest three years after their award, if the actual cumulative operating income for these three years was at least equal to the cumulative “Target Operating Income” for these same three years. The Committee concurred, and this was one of the means by which the performance shares could vest.

     However, because factors beyond the control of the executives could affect the achievement of these performance criteria, the Committee concluded that there would be three additional means by which performance shares could vest without diluting the incentive element of the award:

1.	For each fiscal year within the three years for which the Company’s operating income was at least equal to the “Target Operating Income” for such year, one-third of the award would vest;

2.	An annual partial vesting could occur if, for any fiscal year, the Company’s operating income was between 80% and 100% of the “Target Operating Income” for such fiscal year (with 50% vesting at 80% achievement, and an additional 2.58% vesting for each percent of achievement over 80%); and

3.	If any of the performance shares did not otherwise vest during the first three years after the award because the applicable “Target Operating Income” criteria was not satisfied, such remaining shares could, nevertheless, vest if the Company’s average percentage increase in operating income over the three years was equal to or greater than the average percentage increase in operating income for at least eight of the 12 companies in the peer company study group.

     In order to more closely tie all of these equity awards (both performance based and time based) to the interests of the Company’s stockholders, the Compensation Committee prohibited the executives from selling any shares that may vest until after October 12, 2011, with certain exceptions, the most notable of which is that the executives can dispose of vested shares for the purpose of satisfying any withholding tax obligations resulting from the vesting of these shares.

     On October 12, 2006, each of Messrs. Puzder, Murphy and Abajian entered into an amendment to his respective Employment Agreement that reflects the terms and provisions described above. During fiscal year 2008, there were no equity awards granted to any of Messrs. Puzder, Murphy and Abajian other than those awarded on October 12, 2007 under this amendment (see the Grants of Plan-Based Awards Table on page 41 below for a description of these awards). On the last day of fiscal year 2008, Messrs. Puzder, Murphy and Abajian had the following performance shares eligible for vesting if the applicable performance criteria for fiscal year 2008 were met:

	From 10/12/06	From 10/12/07
Name:	Award:	Award:
Mr. Puzder	80,000	80,000
Mr. Murphy	20,000	20,000
Mr. Abajian	20,000	20,000

     The Compensation Committee analyzed both the financial results of the Company for fiscal year 2008 and the criteria necessary to vest the above shares, as set forth in this amendment and described under this heading above. Based on this analysis, the Committee determined that all of the above shares met the relevant performance criteria and therefore vested as of the last day of fiscal year 2008.

     Equity awards to Messrs. Haley and Fortman are based on the recommendation of Mr. Puzder. The Compensation Committee generally follows Mr. Puzder’s recommendation in this regard. As with salary increases, in connection with the completion of a fiscal year, Mr. Puzder applies the criteria described above under the heading “Targeted Overall Compensation” in determining the amount of equity incentives to be awarded to Messrs. Haley and Fortman for the fiscal year. In making this determination, Mr. Puzder also takes into account the amount of equity incentives that had been previously awarded. Equity incentive awards are only made to Messrs. Haley and Fortman once a year. Based on the foregoing and on the recommendation of Mr. Puzder, for their performance during fiscal year 2008, the Compensation Committee awarded each of Messrs. Haley and Fortman 20,000 stock options and 1,750 restricted shares (see the Grants of Plan-Based Awards Table on page 41 below for a description of the terms of these awards).

Perquisites

     The original Employment Agreement with each of Messrs. Puzder, Murphy and Abajian provides for the following perquisites:

1.	Payment of the initiation fee and membership dues of a social or recreational club for the purpose of maintaining various business relationships on behalf of the Company. Each of Messrs. Puzder, Murphy and Abajian belongs to a club.

2.	Supplemental disability insurance sufficient to provide two-thirds of his pre-disability base salary for a two-year period (the Employment Agreements with Messrs. Haley and Fortman also provide for this perquisite).

3.	Dating back several years, the Company’s previous executive officers had been provided an “Executive Medical Reimbursement Plan,” which allowed these officers to be reimbursed for medical expenses not covered by the Company’s group health plan. This benefit had been extended to Messrs. Puzder, Murphy and Abajian (the Employment Agreement with each of Messrs. Haley and Fortman also extends this benefit to each). There is an annual cap on the amount that Messrs. Abajian, Haley and Fortman can be reimbursed under this Plan of $25,000, $10,000 and $10,000, respectively.

     Except for what is provided for in their respective Employment Agreements, the Named Executive Officers have not requested perquisites, and the Compensation Committee’s general philosophy is to keep perquisites to a minimum. However, the Company does, consistent with what the Committee believes to be usual practices at many other companies, (i) pay directly or reimburse for mobile phones used by the Named Executive Officers, (ii) pay the costs of preparing annually the income tax returns of Messrs. Puzder, Murphy and Abajian, and (iii) provide for a modest automobile allowance for each of the Named Executive Officers.

     The other perquisite set forth on the fiscal year 2008 Perquisites Table below is for personal use of the Company’s aircraft. Because the Company’s executives are required to travel extensively, the Company has had a long-standing policy that allows family members of senior executives to utilize any empty seats that may exist on a flight originated for business purposes. From time to time family members of Messrs. Puzder, Murphy and Abajian have utilized these seats. All personal usage is (i) reported as income to the Internal Revenue Service in accordance with its guidelines, on which the executive personally pays the income taxes, and (ii) valued in the fiscal year 2008 Perquisites Table on page 40 below in accordance with the methodology prescribed by the Securities and Exchange Commission.

     In addition, for security reasons, the Company’s Board has encouraged Mr. Puzder to utilize the Company’s aircraft, if otherwise available, for solely personal purposes, provided that he notifies the Company’s Corporate Governance Committee in advance of any such use. During fiscal year 2008, Mr. Puzder did not utilize the Company’s aircraft solely for personal purposes.

Retirement Benefits

     The Company does not have any pension or profit sharing plans to which the Company makes contributions for the benefit of any of the Named Executive Officers. The Company also has no other plans or contractual obligations to pay retirement benefits of any type to any Named Executive Officer.

     The Compensation Committee does not presently foresee adopting any such benefits. The absence of these benefits has been taken into account in determining the elements of the total compensation packages of the Named Executive Officers.

Severance Benefits/Change In Control

     During fiscal year 2006, at a time when the Company was well into successfully completing its turnaround, the Named Executive Officers expressed to the Compensation Committee some concerns about job security, especially as the term of their respective Employment Agreements approached expiration. For reasons noted above under the heading “Current Compensation Philosophy and Objectives,” the Compensation Committee valued the services of the Company’s Named Executive Officers and, accordingly, engaged J. Richard to analyze means by which the Named Executive Officers’ concerns could be most effectively addressed, and to make a recommendation with respect thereto.

     After his analysis of the matter, J. Richard recommended that the term of the Employment Agreement for each of the Named Executive Officers be amended to a three-year “evergreen,” which means that the Named Executive Officers would have a rolling three-year agreement. After studying Mr. Richard’s recommendation and other alternatives, the Compensation Committee adopted Mr. Richard’s recommendation, and, effective December 6, 2005, the Employment Agreement with each of the Named Executive Officers was amended to provide for a rolling three-year “evergreen” term.

     There is some variation among the Named Executive Officers as to the amount of severance that is paid if any of the Named Executive Officers is terminated without cause prior to the expiration of the rolling three-year term. See the descriptions of the Employment Agreements for each of the Named Executive Officers under the heading “Employment Agreements,” and the Potential Payments Upon Termination or Change in Control Table on pages 45 to 47 below for further details regarding the amount of these severance payments and under what circumstances they are paid.

     Mr. Puzder is the only Named Executive Officer that has a “change in control” provision in his Employment Agreement. At the time that Mr. Puzder was given his Employment Agreement with this provision in it, the then Chairman of the Board of the Company had an Employment Agreement with this same provision. Accordingly, the intent at the time was to have Mr. Puzder’s “change in control” provision mirror that of the Chairman. Pursuant to this provision, if there is a “change in control,” Mr. Puzder has 12 months after such change within which to elect to terminate his services and receive his severance and other benefits. See the Potential Payments Upon

Termination or Change in Control Table on pages 45 to 47 below for further details regarding the benefits accruing to Mr. Puzder if he elects to terminate his services within the 12 months. In the event that Mr. Puzder incurs an “excise tax” as a result of a change in control, his Employment Agreement provides that the Company will reimburse him for the lesser of (i) the “excise tax,” or (ii) $1,000,000. In amending Mr. Puzder’s Employment Agreement on October 12, 2006, the Compensation Committee determined that it would not ask Mr. Puzder to relinquish this benefit.

     As discussed under the heading “Equity Incentives” above, on October 12, 2006, the Employment Agreements with Messrs. Puzder, Murphy and Abajian were amended to provide, in part, for awards to each of restricted shares that would vest based solely on achieving specified performance goals over a three-year period. However, the Compensation Committee recognized that, if there was a change in control, the underlying set of facts would change, and the performance criteria may, therefore, no longer be applicable or appropriate. As a result, the Compensation Committee believed that the appropriate basis for vesting these performance shares should be altered in this situation. In this regard, the Compensation Committee determined that, if there is a change in control, (i) all previously awarded performance shares that have not vested as of the change in control will thereafter vest monthly, in equal amounts, over the balance of their three year performance period, and (ii) all performance shares which have not yet been awarded will vest monthly, in equal amounts, over what would have been their three year performance period.

     All of the Named Executive Officers receive the benefit of the “change in control” features of the Company’s three active equity plans, to the extent that they have equity awards under any of these plans. These “change in control” features are as follows:

2005 Plan: The 2005 Plan provides acceleration of all unvested awards (unless the award agreement provides otherwise) if a “Triggering Event” occurs within 12 months following a “Change in Control.” There are three types of “Triggering Events”: (1) Involuntary termination of the participant’s employment by the Company without “Cause,” (2) the participant’s “Constructive Termination,” which the plan defines as the participant’s voluntary termination under specified adverse circumstances or (3) the failure of the Company (or a successor entity) to assume, replace, convert or otherwise continue any Award in connection with the “Change in Control” (or another corporate transaction or other change affecting the Company’s common stock).

1999 and 2001 Plans. The 1999 and 2001 Plans provide acceleration of all unvested equity awards immediately prior to a “Change in Control” unless the equity awards are assumed, or there are substituted new equity awards of comparable value covering shares of a successor corporation.

Employee Stock Purchase Plan

     In fiscal year 1995, the Company adopted an Employee Stock Purchase Plan (“ESPP”) that is not tax qualified. This ESPP provides the Named Executive Officers the opportunity to have withheld from their cash wages, including bonuses, an amount that will be utilized to purchase shares of the Company’s common stock in the open market at the times and in the manner provided for in the ESPP. For every dollar that the Named Executive Officer has withheld from his wages, the Company will, if the Named Executive Officer is still employed by the Company one year later, contribute for the benefit of the Named Executive Officer after the one year 50% of such amount. The Company’s contribution will also be utilized to purchase shares of the Company’s common stock in the open market for the benefit of the Named Executive Officer at the times and in the manner provided for in the ESPP. The All Other Compensation Table on page 40 below reflects the amount of contribution that the Company made for the benefit of each Named Executive Officer under this ESPP during fiscal year 2008. The Compensation Committee continues to believe that the ESPP provides an important incentive to its Named Executive Officers to acquire additional shares of Company Common Stock to better align their interests with the Company’s stockholders.

Deferred Compensation Plan

     During fiscal year 2006, the Company adopted a Deferred Compensation Plan that allows a Named Executive Officer to have withheld from his wages, including bonuses, an elective amount, which would constitute “deferred compensation.” Under the Deferred Compensation Plan, the Company would repay this withheld amount, together with the earned income thereon, at a time designated by the executive (within certain Plan limitations). In the meantime, this deferred amount, and the earned income thereon, would be a general unsecured obligation of the Company. During fiscal year 2008, only Mr. Haley participated in this Deferred Compensation Plan. For any Named Executive Officer who elects to participate in this Deferred Compensation Plan, there is no benefit provided by the Company to any such Named Executive Officer relating to his participation, other than the administration of the Plan. Any amounts that might be withheld pursuant to this Deferred Compensation Plan would earn income for the benefit of the Named Executive Officer based upon the earnings from one of the six investment alternatives selected by the Named Executive Officer. There is no stated, minimum or guaranteed rate of return that a Named Executive Officer can earn on his deferred amount. The Committee recommended that this Deferred Compensation Plan be adopted to provide the Named Executive Officers added flexibility in their retirement planning.

Employment Agreements

     Andrew F. Puzder. The Company and Mr. Puzder are parties to a three-year Employment Agreement that commenced as of the beginning of the Company’s 2005 fiscal year, pursuant to which Mr. Puzder serves as the Company’s President and Chief Executive Officer. Mr. Puzder’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Puzder’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. On October 12, 2006, Mr. Puzder’s Employment Agreement was amended to increase his annual base salary to $1,000,000, retroactive to August 14, 2006, which base salary is subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Effective February 1, 2007, Mr. Puzder’s annual base salary was increased to $1,070,000. The Employment Agreement, as amended, also provides for annual cash bonuses through the Company’s 2010 fiscal year. For each fiscal year, Mr. Puzder’s annual bonus is calculated by first determining the difference between the Company’s target annual income, as determined by Mr. Puzder and the Compensation Committee prior to the commencement of the fiscal year, and its actual annual income, both as defined in the Employment Agreement. If actual income is less than 80% of target income, Mr. Puzder shall receive no bonus. If actual income is 80% of target income, Mr. Puzder shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Puzder shall receive a bonus calculated pursuant to a formula on pages 23 to 24. If actual income is 120% or greater of target income, Mr. Puzder shall receive a bonus equal to 250% of his then current annual base salary. Mr. Puzder received a cash bonus of $2,500,000, or 250% of his then current annual base salary, for fiscal year 2007. On October 12, 2006, the Employment Agreement was amended to provide for grants of restricted shares as follows: (i) a grant of 60,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 60,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 300,000 restricted shares), which shares vest in four equal annual installments commencing one year from the date of grant, and (ii) a grant of 240,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 240,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 1,200,000 restricted shares), which shares shall only vest if certain performance criteria are satisfied, as set forth in the Employment Agreement. The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Puzder’s employment without cause, or Mr. Puzder terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Puzder’s termination, each as defined in the Employment Agreement, the Company will be obligated to pay a lump sum consisting of (a) Mr. Puzder’s minimum annual base salary then in effect multiplied by the number three, plus (b) an amount equal to 200% of Mr. Puzder’s minimum annual base salary then in effect multiplied by the number three. In addition, in the event that the Company terminates Mr. Puzder’s employment without cause, or Mr. Puzder terminates his employment with the Company for good reason or in the event of a change in control of the Company resulting in Mr. Puzder’s termination, all options, restricted stock awards, restricted stock unit awards and other forms of equity compensation awards granted which have not vested as of the date of termination shall vest immediately, and all restricted shares which the Company has agreed to grant after the date of such termination shall be granted as of the date of the termination and shall vest immediately to the maximum extent possible consistent with limitations imposed under the Company’s equity plans. Additionally, the Company shall maintain, until December 31 of the second calendar year following the calendar year in which such termination occurred, all those employee benefit plans and programs in which Mr. Puzder was entitled to participate immediately prior to the date of termination which are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code. In the event of his death, Mr. Puzder’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Puzder’s death.

     E. Michael Murphy. In January 2004, the Company entered into a three-year Employment Agreement with E. Michael Murphy to serve as Executive Vice President, General Counsel and Secretary of the Company. Mr. Murphy’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Murphy’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. On October 12, 2006, Mr. Murphy’s Employment Agreement was amended to increase his annual base salary to $525,000, retroactive to August 14, 2006, which base salary is subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Effective February 1, 2007, Mr. Murphy’s annual base salary was increased to $561,750. Mr. Murphy’s Employment Agreement, as amended, also provides for annual cash bonuses through the Company’s 2010 fiscal year. For each fiscal year, Mr. Murphy’s annual bonus is calculated by first determining the difference between the Company’s target annual income, as determined by Mr. Murphy and the Compensation Committee prior to the commencement of the fiscal year, and its actual income, both as defined in the Employment Agreement. If actual income is less than 80% of target income, Mr. Murphy shall receive no bonus. If actual income is 80% of target income, Mr. Murphy shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Murphy shall receive a bonus calculated pursuant to a formula on pages 23 to 24 above. If actual income is 120% or greater of target income, Mr. Murphy shall receive a bonus equal to

200% of his then current annual base salary. Mr. Murphy received a cash bonus of $1,050,000, or 200% of his then current annual base salary, for fiscal year 2007. On October 12, 2006, the Employment Agreement was amended to provide for grants of restricted shares as follows: (i) a grant of 15,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 15,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 75,000 restricted shares), which shares vest in four equal annual installments commencing one year from the date of grant, and (ii) a grant of 60,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 60,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 300,000 restricted shares), which shares shall only vest if certain performance criteria are satisfied, as set forth in the Employment Agreement. The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Murphy’s employment without cause, the Company will be obligated to pay a lump sum consisting of (a) Mr. Murphy’s minimum annual base salary then in effect times the number three, plus (b) a pro rata portion of the bonus for the year in which the termination occurs. In addition, in the event that the Company terminates Mr. Murphy’s employment without cause, all options, restricted stock awards, restricted stock unit awards and other forms of equity compensation awards granted which have not vested as of the date of termination shall vest immediately, and all restricted shares which the Company has agreed to grant after the date of such termination shall be granted as of the date of termination and shall vest immediately to the maximum extent possible consistent with limitations imposed under the Company’s equity plans. Additionally, the Company shall maintain, until December 31 of the second calendar year following the calendar year in which the termination occurred, all those employee benefit plans and programs in which Mr. Murphy was entitled to participate immediately prior to the date of termination which are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code. In the event of his death, Mr. Murphy’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Murphy’s death.

     Theodore Abajian. In January 2004, the Company entered into a three-year Employment Agreement with Theodore Abajian to serve as Executive Vice President and Chief Financial Officer of the Company. Mr. Abajian’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Abajian’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. On October 12, 2006, Mr. Abajian’s Employment Agreement was amended to increase his annual base salary to $425,000, retroactive to August 14, 2006, which base salary is subject to periodic increases at the discretion of the Compensation Committee of the Board of Directors. Effective February 1, 2007, Mr. Abajian’s annual base salary was increased to $454,750. Mr. Abajian’s Employment Agreement, as amended, also provides for annual cash bonuses through the Company’s 2010 fiscal year. For each fiscal year, Mr. Abajian’s annual bonus is calculated by first determining the difference between the Company’s target annual income, as determined by Mr. Abajian and the Compensation Committee prior to the commencement of each such fiscal year, and its actual income, both as defined in the Employment Agreement. If actual income is less than 80% of target income, Mr. Abajian shall receive no bonus. If actual income is 80% of target income, Mr. Abajian shall receive a bonus equal to 50% of his then current annual base salary. If actual income is greater than 80%, but less than 120%, of target income, Mr. Abajian shall receive a bonus calculated pursuant to a formula on pages 23 to 24 above. If actual income is 120% or greater of target income, Mr. Abajian shall receive a bonus equal to 200% of his then current annual base salary. Mr. Abajian received a cash bonus of $850,000, or 200% of his then current annual base salary, for fiscal year 2007. On October 12, 2006, the Employment Agreement was amended to provide for grants of restricted shares as follows: (i) a grant of 15,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 15,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 75,000 restricted shares), which shares vest in four equal annual installments commencing one year from the date of grant, and (ii) a grant of 60,000 restricted shares on October 12, 2006, and the Company’s agreement to grant 60,000 additional restricted shares on October 12 of each of 2007, 2008, 2009 and 2010 (for a total of 300,000 restricted shares), which shares shall only vest if certain performance criteria are satisfied, as set forth in the Employment Agreement. The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Abajian’s employment without cause, the Company will be obligated to pay a lump sum consisting of (a) Mr. Abajian’s minimum annual base salary then in effect times the number three, plus (b) a pro rata portion of the bonus for the year in which the termination occurs. In addition, in the event that the Company terminates Mr. Abajian’s employment without cause, all options, restricted stock awards, restricted stock unit awards and other forms of equity compensation awards granted which have not vested as of the date of termination shall vest immediately, and all restricted shares which the Company has agreed to grant after the date of such termination shall be granted as of the date of termination and shall vest immediately to the maximum extent possible consistent with limitations imposed under the Company’s equity plans. Additionally, the Company shall maintain, until December 31 of the second calendar year following the calendar year in which the termination occurred, all those employee benefit plans and programs in which Mr. Abajian was entitled to participate immediately prior to the date of termination which are exempt from the term “nonqualified deferred compensation plan” under Section 409A of the Code. In the event of his death, Mr. Abajian’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Abajian’s death.

     Bradford R. Haley. In January 2004, the Company entered into a three-year Employment Agreement with Bradford R. Haley to serve as Executive Vice President of Marketing of the Company. Mr. Haley’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Haley’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. Mr. Haley’s current annual base salary under the Employment Agreement is $350,000. Mr. Haley’s Employment Agreement, as amended, also provides for annual cash bonuses through the Company’s 2010 fiscal year, in amounts determined by the Chief Executive Officer, in his sole discretion. The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Haley’s employment without cause, (i) the Company will be obligated to pay a lump sum consisting of Mr. Haley’s minimum annual base salary then in effect times the number of years (including partial years) remaining in the term of the Employment Agreement, (ii) all options granted which have not vested as of the date of termination shall vest immediately, and (iii) the Company shall maintain, for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Haley was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Haley’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Haley’s death.

     Richard E. Fortman. In January 2004, the Company entered into a three-year Employment Agreement with Richard E. Fortman to serve as Executive Vice President, Operations-Carl’s Jr. Mr. Fortman’s Employment Agreement was amended effective December 6, 2005 to provide for automatic renewal on a daily basis so that the outstanding term on Mr. Fortman’s employment is always three years, until notice of non-renewal or termination of the Employment Agreement is given by either party to the other. Mr. Fortman’s current annual base salary under the Employment Agreement is $320,000. Mr. Fortman’s Employment Agreement, as amended, also provides for annual cash bonuses through the Company’s 2010 fiscal year, in amounts determined by the Chief Executive Officer, in his sole discretion. The Employment Agreement can be terminated by the Company for cause as defined in the Employment Agreement. In the event the Company terminates Mr. Fortman’s employment without cause, (i) the Company will be obligated to pay a lump sum consisting of Mr. Fortman’s minimum annual base salary then in effect times the number of years (including partial years) remaining in the term of the Employment Agreement, (ii) all options granted which have not vested as of the date of termination shall vest immediately, and (iii) the Company shall maintain, for the number of years remaining in the term, all employee benefit plans and programs in which Mr. Fortman was entitled to participate immediately prior to the date of termination. In the event of his death, Mr. Fortman’s legal representatives will receive the minimum annual base salary for the remainder of the term, and all unvested options will immediately vest and be exercisable for 90 days from Mr. Fortman’s death.

Tax and Accounting Considerations

     Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. The Company’s policy with respect to the deductibility limit of Section 162(m) generally is to preserve the federal income tax deductibility of compensation paid to executive officers. However, while the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of the Company’s overall compensation philosophy. Accordingly, the Company will authorize the payment of non-deductible compensation if it deems that it is consistent with its compensation philosophy and objectives and in the best interests of the Company and its stockholders. In this regard, although the Company believes that a substantial portion of the equity awards to Messrs. Puzder, Murphy and Abajian that have vesting based on performance, as described under the heading “Equity Incentives” above, will be deductible if the performance criteria are met, the Committee is aware that the remaining elements of the compensation packages for these executives in excess of $1,000,000 per calendar year may not be deductible.

     The Company accounts for equity awards in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123(R)”), and the accounting treatment of the various types of compensation awarded to Named Executive Officers is reviewed by the Committee in making compensation decisions.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

     Peter Churm (Chairman)
     Janet E. Kerr
     Jerold H. Rubinstein

     Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any future filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Compensation Committee is not incorporated by reference into any such filings.

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Andrew F. Puzder	2008	1,068,387	535,000	3,485,813	784,917	—	—	380,137	6,254,254
President and Chief	2007	958,180	—	1,924,537	1,122,002	2,500,000	—	282,355	6,787,074
Executive Officer

E. Michael Murphy	2008	560,905	280,875	882,320	192,538	—	—	99,064	2,015,702
Chief Administrative	2007	497,135	—	492,011	261,243	1,050,000	—	57,364	2,357,753
Officer, Executive Vice
President, General
Counsel and Secretary

Theodore Abajian	2008	454,064	227,375	882,320	192,538	—	—	140,299	1,896,596
Executive Vice	2007	397,114	—	492,011	258,137	850,000	—	101,060	2,098,322
President and Chief
Financial Officer

Bradford R. Haley	2008	344,950	100,000	11,413	143,869	—	—	36,585	636,817
Executive Vice	2007	309,998	496,000	3,314	146,608	—	—	21,798	977,718
President, Marketing

Richard E. Fortman(6)	2008	319,393	125,000	11,413	143,869	—	—	41,597	641,272
Executive Vice	2007	—	—	—	—	—	—	—	—
President, Operations –
Carl’s Jr.
____________________
(1)	The amounts set forth in this column represent the amount of discretionary bonuses earned by each of our Named Executive Officers in fiscal years 2008 and 2007, in accordance with the terms of their respective Employment Agreements. In the case of Messrs. Puzder, Murphy and Abajian, discretionary bonuses were paid in lieu of non-equity incentive plan compensation. Additional information relating to our payment of discretionary bonuses is set forth on pages 23 to 26 in the Compensation Discussion and Analysis section of this Proxy Statement.

(2)	The amounts set forth in this column reflect the dollar amounts recognized for financial statement reporting purposes for each of our Named Executive Officers during fiscal years 2008 and 2007, in accordance with FAS 123(R), and thus may include amounts from awards granted in prior years. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the amounts for fiscal years 2008 and 2007 are included in Note 22 to the Company’s audited financial statements for the fiscal year ended January 28, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2008.

(3)	The amounts set forth in this column represent the dollar amount of the non-equity incentive compensation earned by each of our Named Executive Officers during fiscal years 2008 and 2007. Additional information regarding the payment of non-equity incentive plan compensation to our Named Executive Officers is set forth on pages 23 to 26 in the Compensation Discussion and Analysis section of this Proxy Statement.

(4)	We do not sponsor any pension plans on behalf of our Named Executive Officers or other management personnel. In addition, none of our Named Executive Officers realized any above-market earnings on nonqualified deferred compensation during fiscal years 2008 or 2007.

(5)	The amounts set forth in this column represent the dollar amount of compensation earned in fiscal years 2008 and 2007 by each of our Named Executive Officers which is not reported in any of the columns of this Summary Compensation Table to the left of this column. Please see the All Other Compensation Table below for a more detailed explanation of the compensation earned in fiscal year 2008 by each Named Executive Officer which comprises the aggregate amounts disclosed in this column.

(6)	Mr. Fortman was not a Named Executive Officer with respect to fiscal year 2007. Accordingly, the compensation earned by Mr. Fortman in fiscal year 2007 has been excluded from this Summary Compensation Table.

ALL OTHER COMPENSATION TABLE

				Company
				Matching	Dividends on
		Trip	Insurance	Contributions to	Outstanding
	Perquisites	Awards	Premiums	ESPP	Stock Awards	Total
Name	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)(5)
Andrew F. Puzder	66,387	4,669(6)	17,201	213,714	78,166	380,137
E. Michael Murphy	40,707	4,669(6)	13,277	20,503	19,908	99,064
Theodore Abajian	35,171	—	8,909	76,311	19,908	140,299
Bradford R. Haley	15,309	4,669(6)	15,207	1,050	350	36,585
Richard E. Fortman	19,524	4,669(6)	15,323	1,731	350	41,597
____________________
(1)	The amounts in this column represent the aggregate dollar amount of perquisites earned by each of our Named Executive Officers in fiscal year 2008. The determinations of the particular payments which qualify as “perquisites” were made in accordance with the rules set forth by the SEC. Please see the Perquisites Table below for a more detailed explanation of the various perquisites earned by each of our Named Executive Officers, which comprise the aggregate amounts disclosed in this column.

(2)	The amounts in this column represent Company contributions for premiums for group life, medical, dental, vision, and long-term disability insurance for each of our Named Executive Officers during fiscal year 2008.

(3)	The amounts set forth in this column represent the dollar amount of Company contributions to each of our Named Executive Officers under our ESPP in fiscal year 2008. Additional information regarding our ESPP, including the calculation of Company contributions thereunder, is set forth on pages 32 to 33 in the Compensation Discussion and Analysis section of this Proxy Statement.

(4)	The amounts in this column represent the dollar value of dividends paid on unvested stock awards during fiscal year 2008.

(5)	The amount set forth in this column for each of our Named Executive Officers represents the sum of each of the columns to the left of this column and is equivalent to the amount set forth in the “All Other Compensation” column of the Summary Compensation Table above.

(6)	This amount reflects a trip award valued at $3,000 as well as a tax gross-up paid in connection with the trip award of $1,669.

PERQUISITES TABLE

			Personal
		Mobile	Use of	Reimbursements	Tax/Financial	Club
	Car	Telephone	Company	for Medical and	Planning	Memberships	Total
	Allowance	Payments	Aircraft	Dental Costs	Assistance	and Dues	Perquisites
Name	($)	($)	($)(1)	($)	($)	($)	($)(2)
Andrew F. Puzder	9,960	3,779	23,078	20,869	6,797	1,904	66,387
E. Michael Murphy	9,960	3,331	8,662	14,820	480	3,454	40,707
Theodore Abajian	6,073	3,189	—	19,999	—	5,910	35,171
Bradford R. Haley	4,199	2,418	—	8,692	—	—	15,309
Richard E. Fortman	9,960	2,418	—	7,146	—	—	19,524
____________________
(1)	The amounts set forth in this column represent the incremental cost to the Company from the personal use of Company aircraft by each of our Named Executive Officers, calculated in accordance with the rules set forth by the SEC.

(2)	The amount set forth in this column for each of our Named Executive Officers represents the sum of each of the columns to the left of this column and is equivalent to the amount set forth in the “Perquisites” column of the All Other Compensation Table above.

GRANTS OF PLAN-BASED AWARDS TABLE

			Number							All Other
			of Non-							Stock	All Other		Grant
			Equity							Awards:	Awards:		Date Fair
			Incentive							Number	Number of	Exercise or	Value of
			Plan	Estimated Future Payouts Under Non-			Estimated Future Payouts Under			of Shares	Securities	Base Price	Stock and
			Units	Equity Incentive Plan Awards(2)			Equity Incentive Plan Awards(3)			of Stock	Underlying	of Option	Option
	Grant	Approval	Granted	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	Date	(#)(1)	($)	($)	($)	(#)	(#)	(#)	(#)(4)	(#)(5)	($ / Sh)(6)	($)(7)
Andrew F.	—	—	—	535,000	1,070,000	2,675,000
Puzder
	10/12/07	10/12/07	—				120,000	240,000	240,000	60,000	—	—	4,839,000

E. Michael	—	—	—	280,875	561,750	1,123,500
Murphy
	10/12/07	10/12/07	—				30,000	60,000	60,000	15,000	—	—	1,209,750

Theodore	—	—	—	227,375	454,750	909,500
Abajian
	10/12/07	10/12/07	—				30,000	60,000	60,000	15,000	—	—	1,209,750

Bradford	01/08/08	01/08/08	—	—	—	—	—	—	—	1,750	20,000	11.34	119,585
R. Haley

Richard E.	01/08/08	01/08/08	—	—	—	—	—	—	—	1,750	20,000	11.34	119,585
Fortman
____________________
(1)	The Company did not grant any non-equity incentive plan units during the fiscal year 2008.

(2)	The “Threshold,” “Target” and “Maximum” amounts of non-equity incentive plan awards set forth in these columns are derived from the terms of the Employment Agreements entered into by and between the Company and each of Messrs. Puzder, Murphy and Abajian and represent the amount of non- equity incentive plan compensation that could be earned by each of these executive officers based upon the achievement of specified performance criteria. However, because the threshold performance targets were not met, Messrs. Puzder, Murphy and Abajian were not paid any non-equity incentive plan compensation with respect to fiscal year 2008. Additional information regarding the Employment Agreements for each of our Named Executive Officers, including the calculation of the potential non-equity incentive plan awards set forth in these columns, as well as the determination of the actual non-equity incentive plan awards to be paid with respect to fiscal year 2008, is set forth on pages 23 to 26 in the Compensation Discussion and Analysis section of this Proxy Statement. These columns do not include incentive awards which may be earned pursuant to these Employment Agreements for fiscal years 2009, 2010 and 2011.

(3)	The “Threshold,” “Target” and “Maximum” amounts of equity incentive plan awards set forth in these columns are derived from the terms of the Employment Agreements entered into by and between the Company and each of Messrs. Puzder, Murphy and Abajian. Due to the achievement of certain performance targets in fiscal year 2008, each of Messrs. Puzder, Murphy and Abajian were granted equity incentive plan awards at the “Maximum” level. Additional information regarding the Employment Agreements for each of our Named Executive Officers, including the determination of the actual equity incentive plan awards granted with respect to fiscal year 2008, as well as the vesting of such awards, is set forth on pages 27 to 30 in the Compensation Discussion and Analysis section of this Proxy Statement. The amounts set forth in these columns do not include grants of restricted stock that the Company has agreed to make, subject to the satisfaction of certain performance conditions, to each of Messrs. Puzder, Murphy and Abajian in each of fiscal years 2009, 2010 and 2011, pursuant to the terms of their respective Employment Agreements.

(4)	The amounts set forth in this column represent the number of shares of restricted stock that were granted to each of our Named Executive Officers during fiscal year 2008 other than grants made pursuant to any equity incentive plan. The shares held by Messrs. Puzder, Murphy and Abajian are subject to service-based vesting in equal installments over four years with vesting occurring on each anniversary of the Grant Date. The shares held by Messrs. Haley and Fortman are subject to service-based vesting in equal installments over three years with vesting occurring on each anniversary of the Grant Date. The amounts set forth in these columns do not include grants of restricted stock that the Company has agreed to make, subject to the satisfaction of certain conditions, to each of Messrs. Puzder, Murphy and Abajian in each of fiscal years 2009, 2010 and 2011, pursuant to the terms of their respective Employment Agreements.

(5)	The amounts set forth in this column represent the number of options that were granted to each of our Named Executive Officers during fiscal year 2008. Each of the options set forth in this column are subject to service-based vesting in equal installments over three years with vesting occurring on each anniversary of the Grant Date.

(6)	The amounts set forth in this column represent the exercise price for the stock options granted in the column immediately to the left of this column, which is equal to the closing price of our common stock on the Grant Date.

(7)	This column shows the full grant date fair value of stock and option awards that we must expense in our financial statements over the respective vesting periods in accordance with FAS 123(R) after removing the service-based vesting forfeiture assumption. In the case of the restricted stock awards, this is equal to the number of restricted shares multiplied by the closing price of our common stock on the Grant Date. In the case of stock options, this is the value of the options calculated using a Black-Scholes valuation methodology in accordance with FAS 123(R). Assumptions used in the calculation of these amounts are included in Note 22 to the Company’s audited consolidated financial statements for the fiscal year ended January 28, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
			Equity					Awards:	Payout
			Incentive			Number		Number of	Value of
			Plan			of		Unearned	Unearned
			Awards:			Shares		Shares,	Shares,
	Number of	Number of	Number of			or Units		Units or	Units or
	Securities	Securities	Securities			of Stock	Market Value	Other	Other
	Underlying	Underlying	Underlying			That	of Shares or	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	Units of Stock	That Have	That Have
	Options	Options	Unearned	Exercise	Option	Not	That Have	Not	Not
	(#)	(#)	Options	Price	Expiration	Vested	Not Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)(1)	($)	Date(2)	(#)	($)(3)	(#)(4)	($)(5)
Andrew F. Puzder	98,200	0		9.93	08/31/2008
	25,000	0		18.13	03/24/2009
	50,000	0		14.50	04/09/2009
	73,650	0		5.98	05/13/2009
	72,830	0		2.93	01/05/2010
	12,275	0		3.87	10/31/2011
	100,000	0		11.10	06/18/2012
	150,000	0		5.75	06/10/2013
	150,000	0		11.26	06/14/2014
	100,000	50,000		16.50	03/22/2015
	83,334	41,666		13.09	12/06/2015
						6,666(6)	86,658
						16,666(7)	216,658
						45,000(8)	585,000
						60,000(9)	780,000
								240,000	3,120,000

E. Michael	24,550	0		9.93	08/31/2008
Murphy
	5,000	0		18.13	03/24/2009
	4,910	0		5.98	05/13/2009
	21,000	0		2.63	01/03/2011
	50,000	0		2.92	06/12/2011
	25,000	0		11.10	06/18/2012
	30,000	0		5.75	06/10/2013
	30,000	0		11.26	06/14/2014
	26,667	13,333		16.50	03/22/2015
	20,000	10,000		13.09	12/06/2015
						1,666(6)	21,658
						5,000(7)	65,000
						11,250(8)	146,250
						15,000(9)	195,000
								60,000	780,000

Theodore Abajian	4,910	0		5.98	05/13/2009
	9,820	0		2.93	01/05/2010
	53,887	0		2.04	10/25/2010
	49,100	0		3.87	10/31/2011
	5,000	0		11.10	06/18/2012
	25,000	0		5.75	06/10/2013
	30,000	0		11.26	06/14/2014
	26,667	13,333		16.50	03/22/2015
	20,000	10,000		13.09	12/06/2015

	Option Awards					Stock Awards

								Equity	Equity
								Incentive	Incentive
								Plan	Plan
								Awards:	Awards:
			Equity					Number	Market or
			Incentive			Number		of	Payout
			Plan			of		Unearned	Value of
			Awards:			Shares	Market	Shares,	Unearned
	Number of	Number of	Number of			or Units	Value of	Units or	Shares,
	Securities	Securities	Securities			of Stock	Shares or	Other	Units or
	Underlying	Underlying	Underlying			That	Units of	Rights	Other
	Unexercised	Unexercised	Unexercised	Option		Have	Stock That	That	Rights That
	Options	Options	Unearned	Exercise	Option	Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)(1)	($)	Date(2)	(#)	($)(3)	(#)(4)	($)(5)
						1,666(6)	21,658
						5,000(7)	65,000
						11,250(8)	146,250
						15,000(9)	195,000
								60,000	780,000

Bradford R. Haley	10,000	0		3.38	09/14/2010
	25,000	0		2.92	06/12/2011
	10,000	0		11.10	06/18/2012
	20,000	0		5.75	06/10/2013
	25,000	0		11.26	06/14/2014
	16,667	8,333		13.15	11/10/2015
	6,667	13,333		19.13	10/12/2016
	0	20,000		11.34	01/08/2018
						1,166(10)	15,158
						1,750(11)	22,750

Richard E. Fortman	12,000	0		18.13	03/24/2009
	25,000	0		11.10	06/18/2012
	10,000	0		5.75	06/10/2013
	25,000	0		11.26	06/14/2014
	16,667	8,333		13.15	11/10/2015
	6,667	13,333		19.13	10/12/2016
	0	20,000		11.34	01/08/2018
						1,166(10)	15,158
						1,750(11)	22,750
____________________
(1)	We have not granted any unearned options to any of our Named Executive Officers pursuant to any equity incentive plans.
(2)	The expiration date of all option awards is ten years from the date of their respective grants.
(3)	The amounts set forth in this column represent the value of shares that have not vested calculated by multiplying the number of shares set forth in the column immediately to the left of this column by the closing price of our common stock on January 28, 2008, which was $13.00.
(4)	The share amounts set forth in this column represent the shares of restricted stock that were granted our Named Executive Officers pursuant to the terms of their respective Employment Agreements, but which have not vested as of January 28, 2008. Additional information regarding the Employment Agreements between the Company and each of our Named Executive Officers is set forth on pages 33 to 37 in the Compensation Discussion and Analysis section of this Proxy Statement.
(5)	The amounts set forth in this column represent the value of shares granted pursuant to equity incentive plans that have not vested calculated by multiplying the number of shares set forth in the column immediately to the left of this column by the closing price of our common stock on January 28, 2008, which was $13.00.
(6)	These shares will vest on July 18, 2008.
(7)	These shares will vest on December 6, 2008.
(8)	One third of these shares will vest on October 12, 2008, one third will vest on October 12, 2009 and one third will vest on October 12, 2010.
(9)	One fourth of these shares will vest on October 12, 2008, one fourth will vest on October 12, 2009, one fourth will vest on October 12, 2010 and one fourth will vest on October 12, 2011.
(10)	One half of these shares will vest on October 12, 2008 and one half will vest on October 12, 2009.
(11)	One third of these shares will vest on January 8, 2009, one third will vest on January 8, 2010 and one third will vest on January 8, 2011.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards(1)		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)(2)
Andrew F. Puzder	—	—
			6,667	128,606	(3)
			15,000	243,900	(4)
			16,667	239,671	(5)
			160,000	2,080,000	(6)

E. Michael Murphy	—	—
			1,667	32,156	(3)
			3,750	60,975	(4)
			5,000	71,900	(5)
			40,000	520,000	(6)

Theodore Abajian	—	—
			1,667	32,156	(3)
			3,750	60,975	(4)
			5,000	71,900	(5)
			40,000	520,000	(6)

Bradford R. Haley	—	—	584	9,496	(4)

Richard E. Fortman	—	—	584	9,496	(4)
____________________
(1)	None of our Named Executive Officers exercised any options during fiscal year 2008.
(2)	The amounts set forth in this column are determined by multiplying the number of shares acquired upon vesting set forth in the column immediately to the left of this column by the closing price of our common stock on the date of vesting.
(3)	The closing price of our common stock on July 18, 2007, which is the date on which the shares vested, was $19.29.
(4)	The closing price of our common stock on October 12, 2007, which is the date on which the shares vested, was $16.26.
(5)	The closing price of our common stock on December 6, 2007, which is the date on which the shares vested, was $14.38.
(6)	The closing price of our common stock on January 28, 2008, which is the date on which the shares vested, was $13.00.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

     The information set forth in the table below describes the compensation that would become payable under existing plans and arrangements, including the Employment Agreements by and between the Company and each of our Named Executive Officers, if each Named Executive Officer’s employment with the Company had terminated effective as of January 28, 2008, the last day of our fiscal year. The table assumes that each Named Executive Officer’s salary and service levels will be the same on the date of termination as they were on the last day of our fiscal year. In addition, to the extent applicable, the disclosures set forth in the table are based on the closing price of our common stock on the same date. Finally, the amounts set forth for insurance, health benefits and similar policies assume the continued availability of such policies on terms which are equivalent to those in effect as of the last day of our fiscal year.

     The compensation amounts set forth herein exclude benefits that accrued prior to January 28, 2008, and are in addition to benefits generally available to salaried employees, such as subsidized medical benefits and disability benefits.

     Because the disclosures in the table below assume the occurrence of a termination or change in control as of a particular date, and therefore make a number of important assumptions, the actual amounts to be paid to each of our Named Executive Officers upon a termination or change in control may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, our stock price on such date, the continued availability of benefit policies and the type of termination event that occurs (as set forth in the first column below).

					Accelerated
			Accelerated		Vesting of
			Vesting of	Accelerated	Contractually
			Outstanding	Vesting of	Obligated		Excise
		Other	Restricted	Outstanding	Restricted		Tax
		Cash	Stock	Option	Stock	Other	(including
	Salary	Payments	Awards	Awards	Awards	Benefits	gross-up)
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)(6)	($)(7)	($)(8)
Andrew F. Puzder
Retirement or Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination for Cause(9)	—	—	—	—	—	—	—
Voluntary Termination for Good
Reason(10)	3,210,000	6,420,000	4,788,316	—	4,875,000	50,170	—
Involuntary Termination Without Cause	3,210,000	6,420,000	4,788,316	—	4,875,000	50,170	—
Termination Upon a Change in Control(10)	3,210,000	6,420,000	4,788,316	—	4,875,000	50,170	1,000,000
Termination Upon Death or Disability(11)	3,210,000	—	—	—	—	—	—

E. Michael Murphy
Retirement or Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination for Cause(9)	—	—	—	—	—	—	—
Voluntary Termination for Good
Reason(10)	—	—	—	—	—	—	—
Involuntary Termination Without Cause	1,685,250	—	1,207,908	—	2,925,000	38,725	—
Termination Upon a Change in Control(12)	—	—	—	—	2,925,000	—	—
Termination Upon Death or Disability(11)	1,685,250	—	—	—	—	—	—

Theodore Abajian
Retirement or Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination for Cause(9)	—	—	—	—	—	—	—
Voluntary Termination for Good
Reason(10)	—	—	—	—	—	—	—
Involuntary Termination Without Cause	1,364,250	—	1,207,908	—	2,925,000	25,985	—
Termination Upon a Change in Control(12)	—	—	—	—	2,925,000	—	—
Termination Upon Death or Disability(11)	1,364,250	—	—	—	—	—	—

Bradford R. Haley
Retirement or Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination for Cause(9)	—	—	—	—	—	—	—
Voluntary Termination for Good
Reason(10)	—	—	—	—	—	—	—
Involuntary Termination Without Cause	1,050,000	—	—	33,200	—	45,621	—
Termination Upon a Change in Control(12)	—	—	—	33,200	—	—	—
Termination Upon Death or Disability(11)	1,050,000	—	—	33,200	—	—	—

Richard E. Fortman
Retirement or Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination for Cause(9)	—	—	—	—	—	—	—
Voluntary Termination for Good
Reason(10)	—	—	—	—	—	—	—
Involuntary Termination Without Cause	960,000	—	—	33,200	—	45,969	—
Termination Upon a Change in Control(12)	—	—	—	33,200	—	—	—
Termination Upon Death or Disability(11)	960,000	—	—	33,200	—	—	—
____________________
(1)	In the event of a termination under specified circumstances as detailed in their respective Employment Agreements, our Named Executive Officers are entitled to an amount equal to their minimum base salary in effect as of the date of termination multiplied by the number of years remaining in the term of their employment (currently three years).

(2)	In the event of a termination under specified circumstances as detailed in their respective Employment Agreements, Mr. Puzder is entitled to a bonus amount equal to the product of 200% of his base annual salary in effect as of the date of termination multiplied by the number three, and each of Messrs. Murphy and Abajian are entitled to a bonus amount equal to a pro rata portion of the bonus for the year in which the termination occurs (calculated in the manner described on pages 23 to 26 in the Compensation Discussion and Analysis section of this Proxy Statement).

(3)	The amounts set forth in this column represent the value realized by each Named Executive Officer upon the accelerated vesting of outstanding restricted stock awards, which is calculated by multiplying the number of unvested shares of restricted stock held by each Named Executive Officer as of January 28, 2008 by the closing price of our common stock on that date, which was $13.00.

(4)	The amounts set forth in this column represent the value realized by each Named Executive Officer upon the accelerated vesting of outstanding option awards, which is based on the difference between the exercise price of each of the outstanding options and the closing price of our common stock on January 28, 2008, which was $13.00, multiplied by the number of outstanding options held by each Named Executive Officer as of January 28, 2008.

(5)	All shares of restricted stock that the Company has agreed to grant to each of Messrs. Puzder, Murphy and Abajian under their respective Employment Agreements, but which have not yet been granted, shall be granted and shall vest immediately as of the date of termination of their respective employment under specified circumstances, as detailed in their respective Employment Agreements, to the maximum extent possible consistent with the limitations imposed under our equity incentive plans, which prevent the Company from issuing more than 375,000 shares to any individual plan participant during any fiscal year period. Additional information regarding the restricted shares to be granted upon termination events pursuant to the Employment Agreements is set forth on pages 27 to 30 in the Compensation Discussion and Analysis section of this Proxy Statement.

(6)	Assuming continued employment following a Change in Control, each of Messrs. Puzder, Murphy and Abajian shall continue to receive grants of shares of restricted stock in accordance with the schedule set forth in their respective Employment Agreement.

However, all restricted shares that would otherwise have been subject to a performance-based vesting shall instead vest monthly, in equal amounts, on the last day of each calendar month, commencing with the month immediately following the month in which the grant occurs over a period of three years.

(7)	Our Named Executive Officers are entitled to the continuation of the various employee benefit plans and programs under which they were entitled to participate prior to termination in the event of a termination of their employment under specified circumstances, as detailed in their respective Employment Agreements. Messrs. Puzder, Murphy and Abajian are entitled to continued participation until December 31st of the second calendar year following the calendar year in which the termination occurred (or December 31, 2010, assuming a January 28, 2008 termination date). Messrs. Haley and Fortman are entitled to continue participation until the end of the term (three years) of their Employment Agreements (or January 28, 2011, assuming a January 28, 2008 termination date). The amounts set forth in this column are estimates of the benefits payments to be made on each Named Executive Officer’s behalf in connection with his termination assuming that the cost to the Company of providing his current benefits stays the same. Additional information regarding the benefits to be paid upon a termination pursuant to the Employment Agreements is set forth on pages 33 to 37 in the Compensation Discussion and Analysis section of this Proxy Statement.

(8)	The Company is not obligated to make any excise tax payments or related tax gross up payments on behalf of any of our Named Executive Officers except for Mr. Puzder. If and to the extent that any payment to Mr. Puzder upon a termination would constitute an “excess parachute payment” then Mr. Puzder shall be entitled to receive an excise tax gross-up payment not exceeding $1,000,000, in accordance with the provisions of his Employment Agreement.

(9)	“Cause” is defined in each of the Named Executive Officer’s respective Employment Agreements. In the event that any of our Named Executive Officers is terminated for Cause, the Company shall only be required to pay that portion of the current base salary of the terminated Named Executive Officer through the date of termination.

(10)	The only Named Executive Officer who is entitled to payments and benefits upon terminating his Employment Agreement for “Good Reason” is Mr. Puzder. “Good Reason” is defined in Mr. Puzder’s Employment Agreement, and only includes a relocation and a “Change in Control.” Mr. Puzder is entitled to terminate his Employment Agreement for Good Reason between 60 and 365 days following the date of his receipt of a relocation notice or a Change in Control and these numbers are only applicable if this election is made by Mr. Puzder. If Mr. Puzder does not elect to terminate his employment, he may, nevertheless, under certain circumstances, have his outstanding unvested equity awards accelerate upon a “Change in Control,” pursuant to the terms of the Company’s equity plans. The same is applicable to Messrs. Murphy, Abajian, Haley and Fortman. See footnote 12 below.

(11)	In the event a Named Executive Officer’s employment is terminated due to his death or disability, he (or his estate) would be entitled to the amount of his base salary for the remainder of the term of the Employment Agreement. Additionally, in the event of death, each of his outstanding options would vest and remain exercisable for a period of 90 days following the date of his death. In the event of a Named Executive Officer’s disability, the option acceleration provision would not apply.

(12)	As noted in footnote 10 above, there are no benefits automatically accruing to Messrs. Murphy, Abajian, Haley or Fortman, or at their discretion, as a result of a “Change in Control.” However, upon the occurrence of a “Change in Control,” under certain circumstances, each of Messrs. Murphy, Abajian, Haley and Fortman shall be entitled to have their respective outstanding equity awards under the Company’s equity plans immediately vest in full. Additional information regarding the vesting of equity awards under each of the Company’s equity plans, and the specific circumstances under which acceleration of vesting of unvested equity awards may occur upon a Change in Control, is set forth on pages 31 to 32 in the Compensation Discussion and Analysis section of this Proxy Statement. If all of the circumstances required to result in an acceleration of vesting of unvested equity awards were met, the amount of the value realized by Messrs. Murphy, Abajian, Haley or Fortman would be the same as in the “Accelerated Vesting of Outstanding Restricted Stock Awards” and “Accelerated Vesting of Outstanding Option Awards” columns for “Involuntary Termination Without Cause” in this table.

DIRECTOR COMPENSATION

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards(1)	Awards(1)	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Byron Allumbaugh	208,000	396,334	131,951	—	—	—	736,285
Peter Churm	104,000	209,401	54,334	—	—	—	367,735
Matthew Goldfarb(2)	46,030	205,534	64,829	—	—	—	316,393
Carl L. Karcher(3)	65,000	182,528	49,871	—	—	—	297,399
Janet E. Kerr	114,000	209,401	54,130	—	—	—	377,531
Daniel D. (Ron) Lane	62,000	182,697	49,871	—	—	—	294,568
Daniel E. Ponder, Jr.	65,000	182,697	49,871	—	—	—	297,568
Jerold H. Rubinstein	156,000	213,637	64,829	—	—	—	434,466
Frank P. Willey	74,000	209,401	62,031	—	—	—	345,432
____________________
(1)	The amounts set forth in this column reflect the dollar amounts recognized for financial statement reporting purposes for each of our Directors during fiscal year 2008 in accordance with FAS 123(R), and thus may include amounts from awards granted in prior years. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the amounts for fiscal year 2008 are included in Note 22 to the Company’s audited financial statements for the fiscal year ended January 28, 2008 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2008.

(2)	In addition to the $46,030 of fees earned by Mr. Goldfarb in fiscal year 2008, Mr. Goldfarb elected to receive 1,456 shares of common stock in lieu of $25,000 worth of annual cash retainer fees as described in greater detail in the narrative discussion below. The value of the common stock received by Mr. Goldfarb in lieu of cash is included in the amount disclosed in the “Stock Awards” column.

(3)	During fiscal year 2008, Mr. Karcher elected to defer his director fees through the Company’s Deferred Compensation Plan.

     Prior to September 5, 2006, CKE’s policy was to pay non-management directors a base annual retainer of $33,000. The Chairman of the Board received an additional $117,000 (for a total annual retainer of $150,000), the Chairman of the Audit Committee received an additional $67,000 (for a total annual retainer of $100,000), and the Chairman of the Compensation Committee and the Nominating & Corporate Governance Committee each received an additional $27,000 (for a total annual retainer of $60,000 each). Additionally, under CKE’s policy prior to September 5, 2006, non-management directors received a grant of options to purchase 25,000 shares of CKE’s common stock upon appointment or election to the Board of Directors. The Compensation Committee determined an appropriate annual grant to the non-employee directors, and in fiscal year 2006, each non-management director received an annual grant of options to purchase an aggregate of 15,000 shares of common stock and 5,000 shares of restricted common stock. The Chairman of the Board received options to purchase an additional 35,000 shares of common stock, and the members of the Audit Committee received options to purchase an additional 5,000 shares of common stock. All options were granted with an exercise price at the fair market value as of the date of grant and vested in equal increments over a three-year period. For attendance at each special Board meeting (meetings other than scheduled quarterly Board meetings), each non-management director, other than the Chairman of the Board and the Chairmen of the Board Committees, received a fee of $2,000 ($1,000 for telephonic meetings). For attendance at Board Committee meetings that were held on a day other than the date of a scheduled Board meeting, each non-management director, other than the Chairman of the Board and the Chairmen of the Board Committees, received a fee of $2,000 ($1,000 for telephonic meetings). Reasonable travel and lodging expenses were reimbursed to directors.

     On and effective September 5, 2006, CKE approved and adopted a new compensation policy for non-management directors. Under the current policy, non-management directors receive a base annual retainer of $50,000. The Chairman of the Board receives an additional $125,000 (for a total annual retainer of $175,000), the Chairman of the Audit Committee receives an additional $75,000 (for a total annual retainer of $125,000), and the Chairman of the Compensation Committee and the Nominating & Corporate Governance Committee each receive an additional $35,000 (for a total annual retainer of $85,000 each). Additionally, under the new policy, non-management directors receive a grant of options to purchase 25,000 shares of common stock and 10,000 shares of restricted stock upon appointment or election to the Board of Directors. Each non-management director receives a base annual grant of options to purchase an aggregate of 15,000 shares of common stock and 7,500 shares of restricted stock. The Chairman of the Board receives options to purchase an additional 35,000 shares of common stock, the members of the Audit Committee receive options to purchase an additional 5,000 shares of common stock and the Chairmen of the Board Committees each receive an additional 2,500 shares of restricted common stock. All options are granted with an exercise price at the fair market value as of the date of grant, and all options and shares of restricted stock vest in equal increments over a two-year period. For attendance at all Board and Board Committee meetings (whether scheduled quarterly meetings or special meetings), each non-management director receives a fee of $2,000 ($1,000 for telephonic meetings). Reasonable travel and lodging expenses are reimbursed to directors.

     Under the new policy, a director may elect to receive additional shares of restricted common stock in lieu of 1.2 times all, or a portion of, his or her annual cash retainer, valued at the closing price of our common stock on the date of grant. Shares of restricted stock received in lieu of the annual cash retainer will vest one year from the date of grant. In fiscal year 2008, Mr. Goldfarb was the only director to make an election to receive additional shares of restricted stock in lieu of his cash retainer. Mr. Goldfarb elected to receive $30,000 of restricted stock in lieu of cash payments of $25,000, which resulted in a grant of 1,456 shares of our common stock. Additionally, under the new policy each director may elect to forfeit all or a portion of his or her annual grant of options in order to receive additional shares of restricted common stock, in the amount of one-half of the number of option shares forfeited. In fiscal year 2008, all of the directors made this election with respect to all of the options each of them would have received. Accordingly, none of our directors received any options under the new policy and instead received additional shares of restricted common stock.

     In addition to the compensation policies set forth above, we offer each of our directors the ability to participate in our Deferred Compensation Plan. This plan was approved and adopted by the Board of Directors on July 1, 2005, based upon the recommendation of the Compensation Committee. Beginning in January 2007, Mr. Karcher elected to participate in the plan and has chosen to defer 100% of his director fees and retainer. Mr. Karcher is currently the only director participant in the Deferred Compensation Plan.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

Carl N. Karcher. CKE leases certain land and buildings, which include the Anaheim corporate offices of CKE, its distribution center during a portion of fiscal year 2008 and one restaurant in Carl Karcher Plaza, located at 401 West Carl Karcher Way, Anaheim, California, from Karcher Partners, a California limited partnership (“Karcher Partners”). The General Partner of Karcher Partners is Karcher GP, LLC, a Delaware limited liability company (“Karcher GP”). Karcher GP was wholly owned by the Carl N. Karcher and Margaret M. Karcher Trust dated August 17, 1970, as amended (the “1970 Karcher Trust”), of which Carl N. Karcher was a co-trustee until his death in January 2008. As a result of the death of Carl N. Karcher and the earlier death of Margaret M. Karcher, pursuant to the provisions of the trust instrument for the 1970 Karcher Trust, the ownership of Karcher GP is in the process of being transferred to certain subtrusts of the 1970 Karcher Trust and ultimately will be distributed to the beneficiaries of such subtrusts (the 1970 Karcher Trust and such subtrusts herein collectively referred to as the “Karcher Trust”). By lease amendment dated October 2006, CKE and Karcher Partners amended an existing lease to terminate CKE’s right to use and possess a portion of the leased premises, to permit demolition of certain existing improvements on the leased premises and the construction of a new building on the leased premises, and to terminate the lease as to the restaurant located at 1200 N. Harbor Blvd., Anaheim, California. CKE and Karcher Partners concurrently entered into a new lease for the restaurant (the “Restaurant Lease”). The initial term of the Restaurant Lease expires in April 2023, and CKE has the option to extend the restaurant lease for two additional five-year terms. The current rent under the Restaurant Lease is $15,580 per month and 6.5% of annual gross sales in excess of $2,436,369 for the restaurant. CKE and Karcher Partners also concurrently entered into a new office lease (the “Office Lease”) for an approximately six acre parcel in Carl Karcher Plaza and an approximately 90,000 rentable square foot building to be constructed by Karcher Partners thereon. The building will be comprised of approximately 85,000 rentable square feet of office space and approximately 5,000 rentable square feet of storage space. The initial term of the Office Lease is 15 years from the commencement date of the Office Lease, and CKE has the option to extend the Office Lease for two additional five-year terms. The base rent payable under the Office Lease during the initial term of the Office Lease is $21.60 per rentable square foot per annum for the office space and $14.40 per rentable square foot per annum for the storage space, subject to a 5% increase every two years. During fiscal year 2008, CKE also leased two adjacent parcels of land in Carl Karcher Plaza from Karcher Partners. One of these leases terminated in February 2007 (the “Expired Lease”). The parcel that is currently being leased is utilized by CKE for additional office space, a training center and parking (the “Current Lease”). The rent for the Expired Lease was $7,971 per month, and the rent for the Current Lease is $6,942 per month. The Current Lease expires on the later of April 2008 and the commencement date of the Office Lease. The aggregate rents paid by CKE to Karcher Partners for the corporate offices and adjacent facilities, including one restaurant in Carl Karcher Plaza, during fiscal year 2008 were $936,259. In addition, CKE has a lease with the Karcher Trust with respect to one other restaurant property. The minimum monthly rental is the greater of $6,799 or 5.5% of annual gross sales. The lease expires in May 2010. The aggregate rents paid by CKE to the Karcher Trust for such other restaurant property during fiscal year 2008 were $126,681.

JCK, Inc. (“JCK”) is a franchisee of CKE and currently operates 17 Carl’s Jr. restaurants, ten of which are Carl’s Jr./Green Burrito dual-branded restaurants. Joseph C. Karcher is the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of JCK. JCK, pursuant to a Development Agreement with CKE, is obligated to develop and franchise two additional Carl’s Jr. restaurants by 2012. JCK paid CKE an aggregate of $15,000 in franchise fees and $40,000 in development fees in fiscal year 2008. In connection with the operation of its 17 franchised restaurants, JCK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2008, these purchases totaled approximately $5,412,770. During fiscal year 2008, JCK paid royalty fees of $702,594, including royalty fees paid to CKE for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $875,837 for all 17 restaurants combined.

JCK of Southern Oregon, Inc. (“JCK SO”) is a franchisee of CKE and operator of five Carl’s Jr. restaurants, two of which closed in fiscal year 2008. Joseph C. Karcher is the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of JCK SO. In connection with the operation of its five franchised restaurants, JCK SO regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2008, these purchases totaled approximately $947,812. During fiscal year 2008, JCK SO paid CKE royalty fees of $121,552 and advertising and promotional fees of $169,218 for all five restaurants combined.

Wiles Restaurants, Inc. (“Wiles”) is a franchisee of CKE and currently operates 12 Carl’s Jr. restaurants, three of which are Carl’s Jr./Green Burrito dual-branded restaurants. Anne M. Wiles is the daughter of Carl N. Karcher, a partner in Karcher Partners and an affiliate of Wiles. Wiles paid an aggregate of $30,000 to CKE in development fees in fiscal year 2008. In connection with the operation of its 12 franchised restaurants, Wiles regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2008, these purchases totaled approximately $4,392,460. During fiscal year 2008, Wiles paid royalty fees of $562,267, including royalty fees paid to CKE for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $796,736 for all 12 restaurants combined. Wiles is also a lessee of CKE with respect to two restaurant locations. Minimum monthly rental payments range from $7,174 to $13,562, or 5.5% to 8% of annual gross sales of the restaurant. The leases expire in November 2008 and August 2011. The rents paid under these leases during fiscal year 2008 totaled $291,082.

Sierra Surf Connection, Inc. (“SSC”) is a franchisee of CKE and currently operates ten Carl’s Jr. restaurants. Anne M. Wiles is the daughter of Carl N. Karcher, a partner in Karcher Partners and an affiliate of SSC. SSC paid an aggregate of $60,000 to CKE in development fees in fiscal year 2008. In connection with the operation of its ten franchised restaurants, SSC regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2008, these purchases totaled approximately $1,391,866. During fiscal year 2008, SSC paid royalty fees of $425,096 and advertising and promotional fees of $578,442 for all ten restaurants combined. SSC is also a lessee of CKE with respect to one restaurant location. Rental payments equal 5% of the annual gross sales of the restaurant or minimum monthly rental payments of $5,266. The lease expires in January 2013. The rents paid under this lease during fiscal year 2008 totaled $80,490.

Estrella del Rio Grande, Inc. (“Estrella”) is a franchisee of CKE and currently operates six Carl’s Jr. restaurants. Anne M. Wiles is the daughter of Carl N. Karcher, a partner in Karcher Partners and an affiliate of Estrella. Estrella is obligated, pursuant to a Development Agreement with CKE, to develop and franchise 16 additional Carl’s Jr. restaurants at varying times by 2015. Estrella paid CKE an aggregate of $110,000 in development fees in fiscal year 2008. In connection with the operation of its franchised restaurants, Estrella regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2008, these purchases totaled approximately $4,764. During fiscal year 2008, Estrella paid royalty fees of $153,892 and advertising and promotional fees of $322,775 for all six restaurants combined.

MJKL Enterprises, L.L.C. (“MJKL”) is a franchisee of CKE and currently operates 57 Carl’s Jr. restaurants, 17 of which were Carl’s Jr./Green Burrito dual-branded restaurants. Margaret LeVecke is the daughter of Carl N. Karcher, a partner in Karcher Partners and an affiliate of MJKL. MJKL is obligated, pursuant to Development Agreements with CKE, to develop and franchise 41 additional Carl’s Jr. restaurants at varying times by 2016. MJKL paid CKE an aggregate of $90,000 in franchise fees and $650,000 in development fees in fiscal year 2008. In connection with the operation of its 57 restaurants, MJKL regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2008, these purchases totaled approximately $17,458,698. During fiscal year 2008, MJKL paid royalty fees of $2,354,282, including royalty fees paid to CKE for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $3,202,441 for all 57 restaurants combined. MJKL is also a lessee or sublessee of CKE with respect to 14 restaurant locations. Monthly rental payments vary from $3,417 to $8,750 and/or a percentage of the annual gross sales of the restaurants ranging from 4% to 8%. The leases and subleases expire at varying times between June 2008 and December 2020. Rents paid during fiscal year 2008 under these leases and subleases totaled $1,184,198.

Bernard Karcher Investments, Inc. (“BKI”) is a franchisee of CKE and currently operates 11 Carl’s Jr. restaurants, one of which is a Carl’s Jr./Green Burrito dual-branded restaurant. Bernard W. Karcher is the brother of Carl N. Karcher and an affiliate of BKI. BKI paid an aggregate of $18,750 to CKE in franchise fees in fiscal year 2008. In connection with the operation of its 11 franchised restaurants, BKI regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2008, these purchases totaled approximately $4,512,912. During fiscal year 2008, BKI paid royalty fees of $591,742, including royalty fees paid to CKE for its Carl’s Jr./Green Burrito dual-branded restaurant, and advertising and promotional fees of $830,514 for all 11 restaurants combined. BKI is also a lessee of CKE with respect to two restaurant locations. Monthly rental payments range from $11,000 to $13,824. The leases expire at varying times between January 2011 to September 2012. The rents paid under these leases during fiscal year 2008 totaled $165,888.

B&J, L.L.C. (“B&J”) is a franchisee of CKE and currently operates ten Carl’s Jr. restaurants. Bernard W. Karcher is the brother of Carl N. Karcher and an affiliate of B&J. B&J paid an aggregate of $40,000 to CKE in development fees in fiscal year 2008. In connection with the operation of its ten franchised restaurants, B&J regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2008, these purchases totaled approximately $3,945,646. During fiscal year 2008, B&J paid royalty fees of $517,240 and advertising and promotional fees of $740,029 for all ten restaurants combined. B&J is also a sublessee of CKE with respect to one restaurant location. Rental payments equal the greater of $4,719 per month or 4% of the annual gross sales of the restaurant. The lease expires in January 2018. Total rents paid under this lease during fiscal year 2008 totaled $61,934.

Carl L. Karcher. CLK, Inc. (“CLK”) is a franchisee of CKE and currently operates 29 Carl’s Jr. restaurants, 15 of which are Carl’s Jr./Green Burrito dual-branded restaurants. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners, a member of Karcher GP, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of CLK. CLK paid an aggregate of $31,250 to CKE in franchise fees in fiscal year 2008. In connection with the operation of its 29 franchised restaurants, CLK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2008, these purchases totaled approximately $12,358,705. During fiscal year 2008, CLK paid royalty fees of $1,580,425, including royalties fees paid to CKE for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $1,982,250 for all 29 restaurants combined. CLK is also a lessee or sublessee of CKE with respect to eight restaurant locations. Rental payments equal a percentage of the annual gross sales of the restaurants ranging from 4.5% to 8%, or minimum monthly rentals ranging from $4,447 to $13,048. The leases expire at varying times between December 2008 and August 2011. The rents paid under these leases during fiscal year 2008 totaled $853,890.

CLK New-Star, L.P. (“New-Star”) is a franchisee of CKE and currently operates eight Carl’s Jr. restaurants, two of which are Carl’s Jr./Green Burrito dual-branded restaurants. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners, a member of Karcher GP, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of New-Star. New-Star, pursuant to a Development Agreement with CKE, is obligated to develop and franchise seven additional Carl’s Jr. restaurants at varying times by 2011. New-Star paid CKE an aggregate of $15,000 in franchise fees and $150,000 in development fees in fiscal year 2008. In connection with the operation of its eight franchised restaurants, New-Star purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2008, these purchases totaled approximately $24,718. During fiscal year 2008, New-Star paid royalty fees of $384,133, including royalty fees paid to CKE for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $528,984 for its eight restaurants combined.

Border Star de Mexico, S. de R.L. de C.V. (“BSM”) is a licensee of CKE and currently operates five Carl’s Jr. restaurants. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners, a member of Karcher GP, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of BSM. BSM paid CKE an aggregate of $50,000 in development fees in fiscal year 2008. In connection with the operation of its five franchised restaurants, BSM regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2008, these purchases totaled approximately $237,631. During fiscal year 2008, BSM paid royalty fees of $207,170 for its five restaurants combined.

KWK Foods, L.L.C. (“KWK”) is a franchisee of CKE and currently operates 16 Carl’s Jr. restaurants, four of which are Carl’s Jr./Green Burrito dual-branded restaurants. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners, a member of Karcher GP, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of KWK. Joseph C. Karcher is the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of KWK. Gary Wiles is the son-in-law of Carl N. Karcher and an affiliate of KWK. KWK paid CKE an aggregate of $80,000 in development fees in fiscal year 2008. In connection with the operation of its 16 franchised restaurants, KWK regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2008, these purchases totaled approximately $3,993,978. During fiscal year 2008, KWK paid royalty fees of $681,970, including royalties paid to CKE for its Green Burrito dual-branded restaurants, and advertising and promotional fees of $918,591 for all 16 restaurants combined. KWK was also a sublessee of CKE with respect to three restaurant locations during fiscal year 2008. Rental payments equal 1% of annual gross sales of the restaurant in excess of $900,000, and/or minimum monthly rentals ranging from $5,831 to $10,376. The leases expire at varying times between September 2015 and February 2018. Total rents paid under these leases during fiscal year 2008 totaled $284,550.

KWKG, Inc. (“KWKG”) is a franchisee of CKE and currently operates three Carl’s Jr. restaurants, all of which are Carl’s Jr./Green Burrito dual-branded restaurants. Joseph C. Karcher is the son of Carl N. Karcher, a partner in Karcher Partners and an affiliate of KWKG. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners, a member of Karcher GP, a co-

trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of KWKG. KWKG is obligated, pursuant to a Development Agreement with CKE, to develop and franchisee one additional Carl’s Jr. restaurant by 2011. KWKG paid CKE an aggregate of $30,000 in franchise fees and $40,000 in development fees in fiscal year 2008. In connection with the operation of its franchised restaurants, KWKG regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2008, these purchases totaled approximately $840,826. During fiscal year 2008, KWK paid royalty fees of $92,261, including royalties paid to CKE for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $110,474 for all three restaurants combined.

CLK-CH Desert Star, LP (“CLK-CH”) is a franchisee of CKE and does not currently operate any Carl’s Jr. restaurants. Carl L. Karcher is a director of CKE, the son of Carl N. Karcher, a partner in Karcher Partners, a member of Karcher GP, a co-trustee of the Carl N. and Margaret M. Karcher Trust and an affiliate of CLK-CH. CLK-CH is obligated, pursuant to a Development Agreement with CKE, to develop and franchise six Carl’s Jr. restaurants at varying times by 2014.

Daniel D. (Ron) Lane. M & N Foods, L.L.C. (“M&N”) is a franchisee of CKE and currently operates 25 Carl’s Jr. restaurants, 11 of which are Carl Jr./Green Burrito dual-branded restaurants. Daniel D. (Ron) Lane is a director of CKE and an affiliate of M&N. In connection with the operation of its 25 restaurants, M&N regularly purchases food and other products from CKE on the same terms and conditions as other franchisees. During fiscal year 2008, these purchases totaled approximately $9,967,641. During fiscal year 2008, M&N paid royalty fees of $1,300,239, including royalty fees paid to CKE for its Carl’s Jr./Green Burrito dual-branded restaurants, and advertising and promotional fees of $1,857,886 for all 25 restaurants combined. M&N was also a lessee or sublessee of CKE with respect to its 25 restaurant locations during fiscal year 2008, one of which was terminated in fiscal year 2008. Rental payments equal a percentage of the annual gross sales of the restaurants ranging from 5% to 6% and/or minimum monthly rental payments ranging from $4,135 to $17,325. The leases and subleases expired, or will expire, at varying times between September 2007 and November 2027. Rents paid under these leases and subleases during fiscal year 2008 totaled $2,571,459.

Daniel E. Ponder, Jr. Ponder Enterprises, Inc. (“PEI”) is a franchisee of Hardee’s and currently operates 21 Hardee’s restaurants. Daniel E. Ponder, Jr. is a director of CKE and President and Chairman of the Board of PEI. PEI paid CKE an aggregate of $11,200 in franchise fees in fiscal year 2008. During fiscal year 2008, PEI paid CKE royalty fees of $493,696 for all 21 restaurants combined. PEI was also a sublessee of CKE with respect to nine restaurant locations during fiscal year 2008, three of which were terminated in fiscal year 2008. Rental payments equal a percentage of the annual gross sales of the restaurants ranging from 1% to 5% and/or minimum monthly rental payments ranging from $669 to $8,167. The subleases expired, or will expire, at varying times between April 2007 and October 2013. Total rent paid under these subleases during fiscal year 2008 aggregated $234,492.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for our fiscal year ending January 26, 2009. KPMG audited the Company’s consolidated financial statements for the fiscal year ended January 28, 2008. We are submitting the selection of independent registered public accounting firm for stockholder ratification at the Annual Meeting.

     A representative of KPMG is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

     Our organizational documents do not require that our stockholders ratify the selection of KPMG as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Paid to Independent Registered Public Accounting Firm

     The Audit Committee’s Charter provides that the Audit Committee, or a designated member thereof, must pre-approve services to be performed by the Company’s independent registered public accounting firm. In accordance with that requirement, the Audit Committee pre-approved the engagements of KPMG pursuant to which it provided the audit and tax services described below for the fiscal year ended January 28, 2008 and January 29, 2007.

		Percentage of Fiscal		Percentage of Fiscal
		Year 2008 Services		Year 2007 Services
	Fiscal Year	Approved by Audit	Fiscal Year	Approved by Audit
Name	2008	Committee	2007	Committee
Audit Fees(1)	$1,301,895	100%	$1,411,520	100%
Tax Fees	—	—	—	—
____________________
(1)	Audit services consist of the audit of annual financial statements, audit of the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, SAS 100 quarterly reviews, reviews of Uniform Franchise Offering Circular registration statements and issuance of consents.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

     Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

     Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

     1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

     2. Audit-related services include assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements.

     3. Tax services include all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning and tax advice.

     4. Other fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent registered public accounting firm.

     Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

     The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Registered Public Accounting Firm Independence

     The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the registered public accounting firm’s independence and has concluded that the provision of such non-audit services does not compromise the independence of KPMG.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is comprised of three non-management directors and operates pursuant to a written Charter that is available on our website at www.ckr.com, and a copy of which will be made available in print (without charge) to any stockholder upon request. During fiscal year 2008, the Audit Committee held six meetings. The Audit Committee’s purpose is to (a) assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent registered public accounting firm; (b) to decide whether to appoint, retain or terminate the Company’s independent registered public accounting firm and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent registered public accounting firm; and (c) to prepare this Report. The Board of Directors has determined, upon the recommendation of the Nominating & Corporate Governance Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. The Board of Directors has also determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that Mr. Rubinstein is an “audit committee financial expert” within the meaning of the rules of the SEC.

     Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, including a review of CKE’s accounting and financial reporting principles and policies, financial reporting judgments, clarity and comprehensiveness of the financial statements, alternative treatments for various items in the financial statements, and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee, along with management, is responsible for evaluating KPMG’s performance, including a review of its qualifications, independence and quality control procedures, and deciding whether to retain KPMG each year. The independent registered public accounting firm is responsible for performing an independent audit of the financial statements, auditing the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board, expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles and preparing a report on the financial statements. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters they deem appropriate.

     In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as currently in effect. The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, as currently in effect, and has discussed with the independent registered public accounting firm their independence. All non-audit services performed by the independent registered public accounting firm must be specifically pre-approved by the Audit Committee or a member thereof.

     During fiscal year 2008, the Audit Committee performed all of its duties and responsibilities under the then applicable Charter of the Audit Committee. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for fiscal year 2008 be included in its Annual Report on Form 10-K for the Company’s fiscal year ended January 28, 2008.

Dated: May 9, 2008
AUDIT COMMITTEE

Jerold H. Rubinstein (Chairman)
Frank P. Willey
Byron Allumbaugh

     The report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that CKE specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

OTHER MATTERS

Other Business

     Presented by Management. Management does not know of any matter to be acted upon at the Meeting other than the matters described above, but if any other matter properly comes before the Meeting, the persons named on the enclosed proxy card will vote thereon in accordance with their best judgment.

     Presented by Stockholders. As no nominations and/or proposals were timely submitted to the Company, there are no matters proposed by stockholders which are to be acted/voted upon.

FUTURE STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the Annual Meeting of Stockholders to be held in the year 2009 must deliver the proposal to the Corporate Secretary at 6307 Carpinteria Avenue, Suite A, Carpinteria, California 93013:

     1. Not later than January 2, 2009, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8(e)(2) under the Securities Exchange Act of 1934, as amended. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

     2. Not later than March 21, 2009 (based on a tentative Annual Meeting date of June 19, 2009), if the proposal is submitted pursuant to CKE’s bylaws, in which case we are not required to include the proposal in our proxy materials.

     Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reason for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of CKE which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by CKE.

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors

We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may communicate that concern to Charles Seigel, our Compliance Officer, at cseigel@ckr.com, or the Audit Committee of the Board of Directors at auditcommittee@ckr.com, or, to maintain anonymity, by sending correspondence to CKE Restaurants, Inc., Audit Committee, 6307 Carpinteria Avenue, Suite A, Carpinteria, California 93013. Any interested party, whether or not an employee, who wishes to communicate directly with the presiding director of the executive sessions of our non-management directors, or with our non-management directors as a group, may contact Charles Seigel at (805) 745-7500.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2008 (the “Annual Report”), accompanies this Proxy Statement. If you and others who share your mailing address own common stock in street name, meaning through a bank or brokerage firm or other nominee, you may have received a notice that your household will receive only one Proxy Statement or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of our Notice of Internet Availability of Proxy Materials (and/or a single copy of this Proxy Statement and the Annual Report) have been sent to your address. Each street name shareholder receiving the Proxy Statement by mail will continue to receive a separate voting instruction form.

     If you would like to revoke your consent to householding and in the future receive your own Notice of Internet Availability of Proxy Materials (or your own set of proxy materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. When prompted, please indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of a consent to householding will be effective 30 days following its receipt. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.

     If you would like an additional copy of the Annual Report, this document is available in digital form for download or review by clicking on the “Investors” tab at www.ckr.com. Alternatively, we will promptly send a copy of the Annual Report to you upon request by first class mail to CKE Restaurants, Inc., 6307 Carpinteria Avenue, Suite A, Carpinteria, California 93013, Attn: Corporate Secretary or by telephone at (805) 745-7500. Please note, however, that if you wish to receive a paper proxy card, voting instruction or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials.

     If you own shares in street name, you can also register to receive all future shareholder communications electronically, instead of in print. This means that the Annual Report, proxy statement, and other correspondence will be delivered to you via e-mail. If you are a holder of shares in street name and you elect to vote your shares over the Internet at www.proxyvote.com then you can register for electronic delivery upon completion of voting by following the simple instructions provided on the website. Electronic delivery of shareholder communications help save us money by reducing printing and postage costs while also helping to preserve natural resources.

DRIVING DIRECTIONS TO THE ANNUAL MEETING

Directions to the DoubleTree Resort heading North:

  Take US 101 North to Santa Barbara.

  Exit the freeway on Cabrillo Blvd/Beach Area (this is a left exit).

  At the stop sign at the bottom of the offramp, turn left onto Cabrillo Blvd.

  Travel on Cabrillo Blvd. for approximately 1.5 miles.

  Turn right onto Calle Puerto Vallarta.

  The hotel entrance is the first driveway on the left. Come in the driveway, and head left, following the signs to the hotel lobby.

Directions to the DoubleTree Resort heading South:

  Take US 101 South to Santa Barbara.

  Exit the freeway at Milpas St.

  Turn right onto Milpas St.

  After crossing the railroad tracks, turn right onto Calle Puerto Vallarta.

  The hotel entrance is halfway down the block on the right. Come in the driveway, and head left, following the signs to the hotel lobby.

6307 CARPINTERIA AVE. SUITE A CARPINTERIA, CA 93013-2901
VOTE BY INTERNET OR TELEPHONE OR MAIL 24 HOURS A DAY, 7 DAYS A WEEK

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE THESE SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 18, 2008 (June 14, 2008, if you hold shares through CKE's Employee Stock Purchase Plan). Have your Notice of Internet Availability of Proxy Materials and/or proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 18, 2008 (June 14, 2008, if you hold shares through CKE's Employee Stock Purchase Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CKE Restaurants, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by 9:30 A.M. Pacific Time on June 19, 2008 (June 14, 2008, if you hold shares through CKE's Employee Stock Purchase Plan).

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CKERS1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CKE RESTAURANTS, INC.

Vote on Directors

1.	Election of four directors

	Nominees:	For	Against	Abstain

1a.	Peter Churm	☐	☐	☐

1b.	Janet E. Kerr	☐	☐	☐

1c.	Daniel D. (Ron) Lane	☐	☐	☐

1d.	Andrew F. Puzder	☐	☐	☐

Vote on Proposals		For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 26, 2009.	☐	☐	☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THE PERSONS NAMED ON THE PROXY CARD WILL VOTE "FOR" THE NOMINEES LISTED ABOVE AND "FOR" PROPOSAL NUMBER 2.

	Yes	No

Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

           Important Notice Regarding Internet Availability of Proxy Materials:
           The Notice and Proxy Statement, Form 10K and Annual Report are available at www.ProxyVote.com.

FOLD AND DETACH HERE.

PROXY

CKE RESTAURANTS, INC.
6307 Carpinteria Avenue, Suite A
Carpinteria, California 93013-2901

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF CKE RESTAURANTS, INC.

     The undersigned hereby appoints Andrew F. Puzder and E. Michael Murphy, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided on the other side, all the shares of CKE Restaurants, Inc. Common Stock held of record by the undersigned on April 24, 2008, at the Annual Meeting of Stockholders to be held on June 19, 2008, and any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED ENVELOPE.